Exhibit 4.10

Execution Copy

Loan Agreement - Affimed Group

(1)                                Affimed GmbH (as Borrower)

(2)                                Affimed N.V. (as Guarantor)

(3)                                Silicon Valley Bank (as Bank)

Dated 8 January 2021

OSBORNE CLARKE RECHTSANWÄLTE STEUERBERATER PARTNERSCHAFT MBB

osborneclarke.com

LOAN AGREEMENT

TERM LOAN

(EUROS)

This LOAN AGREEMENT (this “Agreement”) is made on 8 January 2021 between

(1)                                Affimed GmbH, a limited liability company incorporated under the laws of Germany registered with the Commercial Register of the local court of Mannheim under registration number HRB 721206 and whose registered office is at Im Neuenheimer Feld 582, 69120 Heidelberg, Germany (the “Borrower”);

(2)                                Affimed N.V., a limited liability company (naamloze vennootschap), incorporated and existing under the laws of the Netherlands, having its official seat in Amsterdam and its registered office address at Im Neuenheimer Feld 582, 69120 Heidelberg, Germany and registered with the trade register of the Dutch Chambers of Commerce under registration number 60673389 (the “Guarantor”), and

(3)                                SILICON VALLEY BANK, a California corporation, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054, United States of America acting through its branch at Guiollettstraße 48, 60325 Frankfurt am Main, Germany (the “Bank”)

it is agreed as follows:

1.                                     ACCOUNTING AND OTHER TERMS

1.1                              Accounting Terms. Accounting terms not defined in this Agreement shall be construed following GAAP. Calculations and determinations must be made following GAAP; provided that if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either Borrower or Bank shall so request, Borrower and Bank shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided, further, that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) Borrower shall provide Bank financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding the foregoing, all financial calculations (whether for pricing, covenants, or otherwise) shall be made on a consolidated basis. The term “financial statements” includes the notes and schedules.

1.2                              Definitions and interpretation. Capitalised terms not otherwise defined in this Agreement shall have the meanings set out in Clause 14 (Definitions) and the principles of interpretation set out in Clause 14 (Definitions’) shall apply to this Agreement.

2.                                     LOAN AND TERMS OF PAYMENT

2.1                              Term Loan.

(a)                                Availability. Bank shall make one (1) term loan facility available to Borrower in an amount up to the Term Loan Amount in Euros subject to the satisfaction of the terms and conditions of this Agreement in up to three tranches as follows:

(i)                                   tranche 1 (“Tranche 1”) is an amount up to the Tranche 1 Term Loan Amount, available for drawdown on any Business Day during the Tranche 1 Availability Period;

(ii)           tranche 2 (“Tranche 2”) is an amount up to the Tranche 2 Term Loan Amount available for drawdown on any Business Day during the Tranche 2 Availability Period (if the Tranche 2 Conditions are satisfied and the Borrower has elected to draw down Tranche 2); and

(iii)          tranche 3 (“Tranche 3”) is an amount up to the Tranche 3 Term Loan Amount available for drawdown on any Business Day during the Tranche 3 Availability Period (if the Tranche 3 Conditions are satisfied and the Borrower has elected to draw down Tranche 3).

(b)                                Repayment.

(i)                                     Repayment of Tranche 1: Borrower shall repay Tranche 1 as follows:

(A)          where the Borrower has drawn down under Tranche 3, in twenty-nine (29) equal instalments of €333,333.33 beginning on 1 June 2023 and one final instalment of €333,333.43, each such instalment shall be payable on the last Business Day of each month, with the first instalment to be made on Friday, 30 June 2023; or

(B)          where the Borrower has not drawn down under Tranche 3, in thirty-five (35) equal instalments of €277,777.77 beginning on 1 December 2022 and one final instalment of €277,778.00, each such instalment shall be payable on the last Business Day of each month, with the first instalment to be made on Friday, 30 December 2022.

(ii)                                  Repayment of Tranche 2: Borrower shall repay Tranche 2 as follows:

(A)          where the Borrower has drawn down under Tranche 3, in thirty (30) equal instalments of €250,000.00 beginning on 1 June 2023, each such instalment shall be payable on the last Business Day of each month, with the first instalment to be made on Friday, 30 June 2023; or

(B)          where the Borrower has not drawn down under Tranche 3, in thirty-five (35) equal instalments of €208,333.33 beginning on 1 December 2022 and one final instalment of €208,333.45, each such instalment shall be payable on the last Business Day of each month, with the first instalment to be made on Friday, 30 December 2022.

(iii)          Repayment of Tranche 3: Borrower shall repay Tranche 3 in thirty (30) equal instalments of €250,000.00 beginning on 1 June 2023, each such instalment shall be payable on the last Business Day of each month, with the first instalment to be made on Friday, 30 June 2023.

(iv)          Borrower shall repay all principal, interest, and other amounts outstanding under this Agreement in full on the Term Loan Maturity Date.

(c)                                 Purpose. Borrower shall apply amounts borrowed by it under the Facility towards its general corporate purposes.

(d)                                Mandatory Prepayment Upon Change in Control. If a Change in Control occurs:

(i)                                    the Borrower shall promptly notify Bank upon becoming aware of that Change in Control;

(ii)                                  Bank shall not be obliged to fund a Credit Extension; and

(iii)          if Bank so requires, within 14 days of Borrower notifying Bank of the Change in Control, cancel the Facilities made available under this Agreement and declare all outstanding Term Loans to be due and payable together with (A) all accrued interest on the Term Loans plus (B) all other sums, if any, that shall have become due and payable, with respect to any past due amounts.

If the Bank has not exercised its right to require prepayment under paragraph (iii) above, it shall continue to be obliged to fund a Credit Extension after expiry of the 14 days period mentioned in paragraph (iii) above.

(e)                                Mandatory Prepayment Upon an Acceleration. If the Term Loan is accelerated following the occurrence of an Event of Default, Borrower shall immediately pay to Bank an amount equal to the sum of: (i) all outstanding principal plus accrued interest plus (ii) all other sums, if any, that shall have become due and payable, including interest at the Default Rate applicable to any such sum.

(f)                                 Permitted Prepayment of Term Loan. Borrower shall have the option to prepay the Term Loans advanced by Bank under this Agreement prior to the Term Loan Maturity Date, provided (i) Borrower provides written notice to Bank of its election to prepay the whole of the Term Loans at least thirty (30) days prior to such prepayment, and (ii) Borrower pays, in the case of prepayment of the entirety of the Term Loans, on the date of such prepayment (A) all outstanding principal plus accrued interest on the Term Loans plus (B) all other sums, if any, that shall have become due and payable, with respect to any past due amounts.

2.2                             Payment of Interest on Term Loan.

(a)                               Interest Rate.

Subject to Clause 2.2(b) (Default Rate), each Term Loan shall accrue interest at a rate equal to the aggregate of (i) Euro Base Rate and (ii) the Margin per annum. Interest shall be payable in accordance with Clause 2.2(d) (Payments) below.

(b)                               Default Rate. Immediately upon the occurrence and during the continuance of an Event of Default, Obligations (other than interest) shall bear interest at a rate per annum which is three percentage points (3.00%) above the rate that is otherwise applicable thereto (the “Default Rate”) unless Bank otherwise elects from time to time in its sole discretion to impose a smaller increase. If the Borrower fails to pay interest payable by it under the Loan Documents on its due date, lump sum damages (pauschalierter Schadensersatz) shall accrue on the overdue amount from the due date up to the date of actual payment at a rate which is 3% (300 basis points) per annum higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Term Loan drawing for successive interest periods, each of a duration selected by the Bank (acting reasonably). In the case of lump sum damages, the Borrower shall be free to prove that no damages have arisen or that damages have not arisen in the asserted amount and the Bank shall be entitled to prove that further damages have arisen. Fees and expenses which are required to be paid by Borrower pursuant to the Loan Documents (including Bank Expenses) but are not paid when due shall bear interest until paid at a rate equal to the Default Rate. Payment or acceptance of lump sum damages provided in this Clause 2.2(b) (Default Rate) is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Bank.

(c)                                Computation; 360-Day Year. In computing interest, the date of the making of any Credit Extension shall be included and the date of payment shall be excluded; provided, however, that if any Credit Extension is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension. Interest on each Term Loan is computed on the basis of a 360 day year for the actual number of days elapsed.

(d)                                Payments. Interest on the Term Loan is payable monthly in arrears on the last calendar day of each month (“Interest Payment Date”) commencing on the relevant funding date for Tranche 1, Tranche 2 and Tranche 3, respectively.

(e)                                 Notification of rates of Interest. Bank shall promptly notify the Borrower of the determination of a rate of interest under this Agreement.

(f)                                  Non-Business Days. An Interest Payment Date which would fall on a day which is not a Business Day, shall instead take place on the preceding Business Day in that calendar month.

(g)                                 Market disruption. If, before close of business on the Quotation Day for the relevant Interest Period, Bank determines that the cost to it of funding the Term Loan from whatever source it may reasonably select from the wholesale market for the relevant currency would be in excess of the Euro Base Rate, then Clause 2.2(h) (Cost of Funds) shall apply to the Term Loan for the relevant Interest Period.

(h)                                Cost of funds. If this Clause 2.2(h) applies, the rate of interest on the Term Loan for the relevant Interest Period shall be the percentage rate per annum which is the sum of:

(i)                                    the Margin; and

(ii)                                the rate determined by Bank to be that which expresses as a percentage rate per annum the cost to Bank of funding the Term Loan from whatever source it may reasonably select.

If this Clause 2.2(h) applies, Bank shall, as soon as practicable, notify the Borrower.

2.3                              Fees. Borrower shall pay to Bank:

(a)                                Bank Expenses. All Bank Expenses, when due; and

(b)                                Fee Letter. Fees in accordance with the Dutch fee letter.

2.4                              Currency calculations:

(a)                                Calculations as to equivalents of Euro amounts in other currencies shall for the purposes of or in connection with any Loan Document be conclusively made and determined by Bank at its spot rate of exchange for the purchase of the relevant currency in the London foreign exchange market applicable at the time of such calculation. Borrower shall, within three (3) Business Days of demand, indemnify Bank against any cost, loss or liability arising out of or as a result of the conversion. Borrower waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency or currency unit other than that which it is expressed to be payable.

(b)                                Without prejudice to the rights of Bank under this Agreement, on the occurrence of a Euro Event, or at any time thereafter, Bank will have the right, to the fullest extent permitted by law, by notice to Borrower that any amounts outstanding as at the date of such notice shall be converted into Dollars (provided they are freely available in the market) or, solely where Dollars are not freely available in the market, into any other currency freely available to Bank. From the date of such notice, such amounts outstanding shall be converted into such other currency in accordance with paragraph (a) above.

2.5                              Payments; Application of Payments.

(a)                                All payments (including prepayments) to be made by Borrower under any Loan Document shall be made in immediately available funds, without set-off or counterclaim, before midday Frankfurt time on the date when due. Payments of principal and/or interest received after midday Frankfurt time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment shall be due the next Business Day, and additional fees or interest, as applicable, shall continue to accrue until paid.

(b)                                Bank shall be entitled (at its sole discretion) to apply the whole or any part of collected funds against the Facility or credit such collected funds to a deposit account of Borrower with Bank (or an account maintained by an Affiliate of Bank), and the order and method of application of such credited funds shall be in the reasonable discretion of Bank taking into account the legitimate business interests of the Borrower unless an Event of Default is continuing in which case the Bank shall have absolute sole discretion. Borrower shall have no right to specify the order or the accounts to which Bank shall allocate or apply any payments required to be made by Borrower to Bank or otherwise received by Bank under this Agreement when any such allocation or application is not specified elsewhere in this Agreement.

(c)                                 All payments of principal and interest (including prepayments) to be made by Borrower and all payments of any fees due under this Agreement to be made by Borrower shall be made to Bank’s Euro accounts, as set out in Exhibit C (Client Payment Instructions) of this Agreement.

3.                                     CONDITIONS OF LOANS

3.1                              Conditions Precedent to Initial Credit Extension. Bank’s obligation to make the Credit Extensions in respect of Tranche 1, Tranche 2 and Tranche 3 is subject to the condition precedent that Bank shall have received, in form and substance reasonably satisfactory to Bank, such documents and completion of such other matters, as Bank may reasonably deem necessary or appropriate, including the following:

(a)                                this Agreement duly executed by each Obligor;

(b)                                each Security Document duly executed by the relevant Obligor and any ancillary notices, filings or other documents required therein, save those required to be delivered after the date of the relevant Security Document (in each case as set out therein);

(c)                                 a certificate duly signed by two managing directors of the Guarantor with respect to its constitutional documents, authorised signatories and resolutions (managing and supervisory board or equivalent corporate bodies (to the extent required) authorising the execution and delivery of any Loan Documents to which Guarantor is a party;

(d)                                a certificate duly signed by two managing directors (Geschäftsführer) of Borrower with respect to its constitutional documents, authorised signatories and resolutions (managing and supervisory board and general meeting of shareholders or equivalent corporate bodies) (to the extent required) authorising the execution and delivery of this Agreement and the other Loan Documents to which Borrower is a party;

(e)                                 a Perfection Certificate for each Obligor signed by a Responsible Officer;

(f)                                  subordination agreements in the form required by Bank in respect of any shareholder, director, officer or intra-group loan to an Obligor or any loan from a secured creditor (other than Bank) to an Obligor together with the duly executed original signatures thereto;

(g)                                 a legal opinion of Borrower’s German counsel (authority) in respect of Borrower delivered to Bank on or about the date of this Agreement;

(h)                                a legal opinion of Bank’s German counsel (enforceability) delivered to Bank on or about the date of this Agreement;

(i)                                    a legal opinion of Borrower’s Dutch counsel (authority) in respect of Guarantor delivered to Bank on or about the date of this Agreement;

(j)                                   a legal opinion of Bank’s Dutch counsel (enforceability) in respect of the Guarantor delivered to Bank on or about the date of this Agreement;

(k)                                evidence satisfactory to Bank that the insurance policies required by Clause 6.4 (Insurance) are in full force and effect, together with, in respect of non-German insurance policies only, appropriate evidence showing Bank as first loss payee and/or additional insured clauses or endorsements in favour of Bank;

(l)                                    payment of the fees and Bank Expenses then due and payable;

(m)                             signed consent for Bank to: (i) use Borrower’s logo; (ii) use a tombstone to highlight the transaction; and (iii) issue a press release in a form acceptable to Borrower and Bank highlighting and summarising the credit facilities extended by Bank to Borrower under this Agreement, for marketing purposes; and

(n)                                such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate and notified by the Bank to the Borrower by the date of signing of this Agreement.

3.2                              Conditions Precedent to all Credit Extensions. Bank’s obligations to make each Credit Extension is subject to the following:

(a)                                except as otherwise provided in Clause 3.3 (Covenant to Deliver), timely receipt of any Payment Request Form;

(b)                                the requirements of Clause 2.1 (a)(i) in relation to Tranche 1, Clause 2.1 (a)(ii) in relation to Tranche 2 and Clause 2.1 (a)(iii) in relation to Tranche 3 have been satisfied in full to the satisfaction of Bank;

(c)                                 the representations and warranties in Clause 5 (Representations and Warranties’) shall be true in all respects on the date of the Payment Request Form and on the effective date of each Credit Extension;

(d)                                no Event of Default shall have occurred and be continuing or result from the Credit Extension; and

(e)                                 in Bank’s reasonable opinion acting in good faith, there has not been any material impairment in the general affairs, management, results of operational, financial condition or the prospects of repayment of the Obligations.

3.3                              Covenant to Deliver. Borrower agrees to deliver to Bank each item required to be delivered to Bank under this Agreement as a condition precedent to any Credit Extension. Borrower expressly agrees that a Credit Extension made prior to the receipt by Bank of any such item shall not constitute a waiver by Bank of Borrower’s obligation to deliver such item, and the making of any Credit Extension in the absence of a required item shall be in Bank’s sole discretion.

3.4                              Procedures for Borrowing. Together with any such electronic or facsimile notification, Borrower shall deliver to Bank by electronic mail or facsimile the completed Payment Request Form executed by a Responsible Officer or his or her designee. Bank may rely on any telephone notice given by a Person whom Bank believes is a Responsible Officer or designee. Subject to the prior satisfaction of all other applicable conditions to the making of the Term Loan set out in this Agreement and in accordance to Clause 2.1 (Term Loan) above, to obtain the Term Loan, Borrower must notify Bank (which notice shall be irrevocable) by electronic mail, or telephone by midday London time on or before the date falling 5 Business Days prior to the proposed drawdown date for Tranche 1, Tranche 2 or Tranche 3 (as applicable). Such notice shall be in the form of a completed Payment Request Form in the form attached as Exhibit A and shall specify (i) the date the Term Loan is to be made, which day shall be a Business Day during the Tranche 1 Availability Period (in the case of Tranche 1), a Business Day during the Tranche 2 Availability Period (in the case of Tranche 2) and a Business Day during the Tranche 3 Availability Period (in the case of Tranche 3); (ii) the amount of such Term Loan; and (iii) such other procedural requirements as Bank has notified to Borrower in advance of the date of such

Payment Request Form. If such notification is by telephone, Borrower must promptly confirm the notification by delivering to Bank a completed Payment Request Form in the form attached at Exhibit A. Bank shall transfer the amount of the Term Loan to the Designated Account. Bank may make the Term Loan based on instructions from a Responsible Officer or his or her designee or without instructions if the Term Loan is necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a Person whom Bank reasonably believes is a Responsible Officer or designee. Borrower shall indemnify Bank for any loss Bank suffers due to such reliance unless caused by Bank’s negligence or intentional misconduct.

4.                                      SECURITY DOCUMENTS

All Obligations shall be secured by the properties, rights and assets of each Obligor in respect of which such Obligor has granted to Bank a security interest under, and pursuant to the terms and conditions of, the Security Documents now, or in the future, in which such Obligor obtains an interest, or the power to transfer rights, as set out in the Security Documents. Borrower represents, warrants and covenants that the security interests granted or to be granted in favour of Bank shall continue to have at all times the rank agreed under, and pursuant to the terms and conditions of, the Security Documents (subject only to Permitted Liens that may have superior priority to Bank’s Liens and subject to the conditionality of the assignment of Obligor’s Intellectual Property). If this Agreement is terminated, Bank’s lien and security interest in the Collateral shall continue until Borrower fully and irrevocably satisfies the Obligations.

Each Obligor shall provide Bank with a first ranking security interest in respect of its Intellectual Property the validity of which is conditioned solely upon the occurrence of a trigger event defined in the relevant Security Document without any further determination, notification, request, consent or other action of any party being required.

Any guarantee in this Agreement or Security Document does not apply to any liability to the extent that it would result in such guarantee constituting unlawful financial assistance within the meaning of article 2:98c of the Dutch Civil Code or any equivalent and applicable provisions under the laws of the jurisdiction of incorporation of the relevant Obligor.

5.                                      REPRESENTATIONS AND WARRANTIES

Each Obligor represents and warrants to Bank as follows:

5.1                              Due Incorporation and Authorisation; Power and Authority. Borrower is a private limited company, duly incorporated and validly existing under the laws of Germany and has power to carry on its business as it is now being conducted and to own its property and other assets. Guarantor is a limited liability company (naamloze vennootschap), duly incorporated and validly existing under the laws of the Netherlands and has power to carry on its business as it is now being conducted and to own its property and other assets. In connection with this Agreement, Borrower has delivered to Bank a Perfection Certificate. Each Obligor represents and warrants to Bank that: (a) each Obligor’s exact legal name is that indicated on the Perfection Certificate and, if applicable, on the signature page hereof; and (b) each Obligor is an organisation of the type, and is incorporated in the jurisdiction, set out in the Perfection Certificate; and (c) the Perfection Certificate accurately sets out each Obligor’s registered number or accurately states that the relevant Obligor has none; and (d) the Perfection Certificate accurately sets out each Obligor’s place of business and its registered office as well as each Obligor’s postal address if different from its registered office, and (e) all other information set out in the Perfection Certificate pertaining to each Obligor and each of its Subsidiaries/Affiliates is accurate and complete (it being understood and agreed that Borrower may from time to time update certain information in the Perfection Certificate after the Effective Date to the extent permitted by one or more specific provisions in this Agreement). No Obligor is a FATCA FFI.

The execution, delivery and performance of this Agreement and the other Loan Documents are within the corporate powers of the relevant Obligor which is a party thereto, have been duly authorised by all necessary corporate and other action and do not and will not conflict with (i) any law or regulation applicable to it; (ii) the constitutional documents of the relevant Obligor or any other organisational documents; (iii) any agreement or instrument binding on the relevant Obligor or (iv) require any action by, filing, registration, or qualification with, or Governmental Approval from, any Governmental Authority (except such Governmental Approvals which have already been obtained and are in full force and effect) or (v) constitute an event of default under any material agreement by which the relevant Obligor is bound. No Obligor is in default under any agreement to which it is a party or by which it or its assets are bound in which the default could reasonably be expected to have a material adverse effect on the relevant Obligor’s business.

5.2                              Collateral. Each Obligor has good title to the Collateral granted by it under the Security Documents, free of Liens except Permitted Liens. No Obligor has any deposit accounts other than the Designated Account and the deposit accounts, if any, described in the Perfection Certificate delivered to Bank in connection herewith, or of which the relevant Obligor has given Bank notice and taken such actions as are necessary to give Bank a perfected security interest therein.

The Collateral is not in the possession of any third party Bailee (such as a warehouse) except as otherwise provided in the Perfection Certificate. None of the components of the Collateral shall be maintained at locations other than as provided in the Perfection Certificate or as permitted pursuant to Clause 7.5 (Encumbrance).

Subject to any Lien granted under any Security Document, each Obligor is the sole owner of the Intellectual Property which it owns or purports to own except for (a) non-exclusive licences granted to its customers in the ordinary course of business, (b) over-the-counter software that is commercially available to the public, and (c) Intellectual Property licensed to that Obligor and noted on the Perfection Certificate. Each Patent which it owns or purports to own and which is material to an Obligor’s business is valid and enforceable, and no part of the Intellectual Property which an Obligor owns or purports to own and which is material to that Obligor’s business has been adjudged invalid or unenforceable, in whole or in part. To the best of the Obligor’s knowledge, no claim has been made that any part of the Intellectual Property infringes the rights of any third party except to the extent such claim would not reasonably be expected to have a material adverse effect on any Obligor’s business.

Except as noted on the Perfection Certificate, Borrower is not a party to, nor is it bound by, any Restricted Licence.

5.3                              Litigation. Other than as disclosed in writing by the Borrower (i) on or prior to the date of this Agreement as set out in Exhibit D, (ii) after the date of this Agreement (1) prior to any drawdown of Tranche 2 or/and Tranche 3 or (2) in any Compliance Certificate delivered to Bank after the date of this Agreement, there are no actions or proceedings pending or, to the knowledge of the Obligor’s Responsible Officers, threatened by or against an Obligor or any of its Subsidiaries or Affiliates, involving more than, individually or in the aggregate, Five Hundred Thousand Euros (€500,000) (or its equivalent in any other currency).

5.4                              Financial Statements; Financial Condition.

(a)                                All audited financial statements for Guarantor and any of its Subsidiaries and/or Affiliates delivered to Bank fairly represent Guarantor’s (such Subsidiaries/Affiliates) financial condition and Guarantor’s results of operations.

(b)                                All other financial statements consolidated or otherwise for Borrower and any of its Subsidiaries and/or Affiliates delivered to Bank fairly represent in all material respects Borrower’s (such Subsidiaries/Affiliates) financial condition and Borrower’s results of operations.

(c)                                 There has not been any material deterioration in Borrower’s financial condition (or that of its Subsidiaries/Affiliates) since the date of the most recent financial statements submitted to Bank.

5.5                              Solvency. The Borrower is, if subject to German insolvency law, not unable to pay its debts (zahlungsunfähig) nor is it over-indebted (überschuldet), all in the sense of sections 17 or 19 of the German Insolvency Act (Insolvenzordnung), and the Guarantor is not unable to pay its debts within the meaning of the Dutch Insolvency Act (Faillissementswef) and has not stopped paying its debts as they fall due or, by reason of actual or anticipated financial difficulties, suspends making payments on any of its debts, and to the extent the Borrower has its centre of main interest in Germany, the fair saleable value of the Borrower’s, assets (including goodwill minus disposition costs) exceeds the amount of its liabilities (taking into account its actual and contingent liabilities).

5.6                            Regulatory Compliance. No Obligor has breached any laws, ordinances or rules or regulations, the breach of which could reasonably be expected to cause a Material Adverse Change. None of Obligor’s (or any of its Subsidiaries/Affiliates) property or assets have been used by that Obligor or, to the best of its knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Each Obligor (and each of its Subsidiaries/Affiliates) has obtained all consents, approvals and authorisations of, made all declarations or filings with, and given all notices to, all Government Authorities that are necessary to continue its business as currently conducted, except where the failure to do so could not reasonably be expected to be detrimental to that Obligor’s business.

5.7                            Subsidiaries; Investments. No Obligor owns any stock, partnership interest or other equity securities except for Permitted Investments.

5.8                            Taxation. Each Obligor has complied in all material respects with all Taxation laws in all jurisdictions in which it is subject to Taxation and has paid all Taxes due and payable by it and no claims are being asserted against it in respect of Taxes save for assessments in relation to the ordinary course of the business of each Obligor or claims contested in good faith and in respect of which adequate provision has been made and disclosed in the latest accounts of each Obligor or information delivered to Bank under this Agreement.

5.9                            Full Disclosure. No written representation, warranty or other statement of any Obligor in any certificate or written statement given to Bank, as of the date such representation, warranty, or other statement was made, taken together with all such written certificates and written statements given to Bank, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading (it being recognised by Bank that the projections and forecasts provided by Borrower in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected or forecasted results).

5.10                     No winding-up. No Obligor has taken any corporate or other action and no application has been made or have any other steps been taken or legal proceedings been started or (to the best of each Obligor’s knowledge and belief having made due and proper enquiry) threatened against any Obligor or any of its Subsidiaries/Affiliates for its winding-up or for the appointment of a trustee, liquidator, receiver, administrative receiver, administrator or similar officer of it or of any or all of its assets.

5.11                     Licences. No Obligor is a party to, or is bound by, any licence (other than over the counter software that is commercially available to the public) or other agreement with respect to which that Obligor is the licensee that prohibits or otherwise restricts that Obligor from granting a charge in its interest in such licence or agreement or any other property, save as disclosed in the Perfection Certificate or in any Compliance Certificate delivered to Bank after the date of this Agreement but prior to drawdown of Tranche 3. Each Obligor shall provide written notice to Bank within ten (10) days of entering or becoming bound by, any such licence or agreement which is reasonably likely to have a material impact on that Obligor’s business or financial condition. Each Obligor shall take such steps as Bank reasonably requests to obtain the consent of, authorisation by or waiver by, any Person whose consent or waiver is necessary for all such licences or contract rights to be deemed Collateral and for Bank to have a charge in it that might otherwise be restricted or prohibited by law or by the terms of any such licence or agreement, whether now existing or entered into in the future.

5.12                       Subordinated Debt. All loan amounts due to officers, directors (including managing directors (Geschäftsführer)), shareholders and any secured creditors (other than Bank) of Borrower have been subordinated to the Obligations.

5.13                       Definition of “Knowledge. For purposes of the Loan Documents, whenever a representation or warranty is made to an Obligor’s knowledge or awareness, to the “best of’ Obligor’s knowledge, or with a similar qualification, knowledge or awareness means the actual knowledge, after reasonable investigation, of the Responsible Officers.

5.14                       Central Works Council. No (central) works’ council (including (centrale) ondernemingsraad) has jurisdiction in respect of any transaction contemplated by any Loan Document.

6.                                     AFFIRMATIVE COVENANTS

Each Obligor shall do the following:

6.1                              Government Compliance.

(a)                                Maintain its legal existence in its jurisdiction of incorporation or formation and maintain qualification in each jurisdiction in which the failure to do so would reasonably be expected to be detrimental to the relevant Obligor’s business or operations. The Obligor shall and shall procure that each of its Subsidiaries/Affiliates shall comply with all laws, ordinances and regulations to which it is subject, noncompliance with which could be detrimental to that Obligor’s business or operations or would reasonably be expected to cause a Material Adverse Change.

(b)                                Obtain all of the Governmental Approvals (if any) necessary to carry on its business and for the performance by each Obligor of its obligations under the Loan Documents to which it is a party and the grant of a security interest to Bank in all of its present and future property and assets, including the Governmental Approvals for any drug trials carried out by it or on its behalf. Each Obligor shall promptly provide copies of any such obtained Governmental Approvals to Bank.

6.2                              Financial Statements, Reports, Certificates. Borrower shall deliver to Bank:

(a)                                Monthly Financial Statements. As soon as available, but no later than thirty (30) days after the last day of each month, a company prepared financial report as mutually agreed between the Parties prior to the execution of this Agreement covering Guarantor’s and each of its Subsidiary’s operations for such month certified by a Responsible Officer and in a form acceptable to Bank;

(b)                                Monthly Compliance Certificate. Within thirty (30) days after the last day of each month, a duly completed Compliance Certificate signed by a Responsible Officer, certifying that as of the end of such month, Borrower was in full compliance with all of the terms and conditions of this Agreement, and providing such other information as Bank shall reasonably request, in particular any material updates on the business operations, any management meetings (by presentation of the minutes of such meetings) and the development of the cash balance of the Borrower and its Subsidiaries/Affiliates;

(c)                                 Quarterly Financial Statements. As soon as available, but no later than 45 days after the last day of each quarter-end and 90 days in case of each year end, quarterly financial statements consistent with those filed with SEC (if applicable);

(d)                                Annual Operating Budgets and Projections. As soon as available, but no later than 90 days after the financial year end of each Obligor (and at least once in every twelve month period), such Obligor’s annual operating budgets to include, without limitation, balance sheet and income statement, and financial projections for the following financial year (on a monthly basis) as approved by such Obligor’s shareholders (or management and/or supervisory board (Aufsichtsraf)) or board of directors, as the case may be, together with any related business forecasts used in the preparation of such annual financial projections in a form acceptable to the Bank;

(e)                                 Other Statements. Within five (5) days of delivery, copies of all statements, reports and notices made available to Borrower’s security holders or to any holders of Subordinated Debt;

(f)                                  Legal Action Notice. A prompt report of any legal actions pending or threatened in writing against any Obligor or any of its Subsidiaries/Affiliates that could result in damages or costs to Borrower or any of its Subsidiaries/Affiliates of, individually or in the aggregate, Five Hundred Thousand Euros (€500,000) (or its equivalent in any other currency) or more;

(g)                                 Intellectual Property Notice. Prompt written notice of (i) any material change in the composition of the Intellectual Property, (ii) the registration of any copyright, including any subsequent ownership right of any Obligor in or to any Intellectual Property not previously disclosed in writing to Bank, and/or (iii) that Obligor’s knowledge of an event that could reasonably be expected materially and adversely to affect the value of the Intellectual Property;

(h)                                Other Information. Budgets, sales projections, and other financial information and any other information reasonably requested by Bank (unless disclosure of such information to Bank is prohibited by law); and;

(i)                                    Board Minutes and Agenda. As soon as available but no later than thirty (30) days after the date of any Obligor’s management meeting, a copy of the agenda provided for such board meeting and minutes of such meeting.

6.3                              Taxes. Each Obligor shall make, and cause each of its Subsidiaries/Affiliates to make, timely payment of all material Taxes or assessments (other than taxes and assessments which that Obligor or a Subsidiary/Affiliate of Borrower is contesting in good faith, with adequate reserves maintained in accordance with GAAP) and will deliver to Bank, on demand, appropriate certificates attesting to such payments.

6.4                              Insurance. Each Obligor shall keep its business and the Collateral insured for risks (including third party liability appropriate to a company undertaking clinical trials) and in amounts as Bank may reasonably request. Insurance policies shall be in a form, with companies, and in amounts that are satisfactory to Bank in its reasonable discretion as are typical for the industry in the relevant jurisdiction of an Obligor, for companies similar to that Obligor. All non-German property policies shall have a lender’s loss payee endorsement showing Bank as first loss payee (to the extent available and customary). All non-German policies (or their respective endorsements) shall provide that the insurer shall give Bank at least twenty (20) days’ notice before cancelling its policy (to the extent available and customary). At Bank’s request, each Obligor shall deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy (other than liability insurances or insurances covering any third party) taken out by or otherwise vested in an Obligor shall, at Bank’s option, be payable to Bank on account of the Obligations. If an Obligor fails to obtain insurance as required under this Clause 6.4 (Insurance) or to pay any amount or furnish any required proof of payment to third Persons and Bank, Bank may make all or part of such payment or obtain such insurance policies required in this Clause 6.4 (Insurance), and take any action under the policies Bank deems prudent.

6.5                              Bank Accounts.

(a)                                All Designated Accounts and the Obligor’s other depository and operating accounts maintained outside the UK shall be maintained with the banks disclosed to Bank in the Perfection Certificate or any other bank or financial institution acceptable to Bank. The Borrower shall maintain all of its UK depository and operating accounts and securities/investment accounts and excess funds (if any) with Bank’s UK branch unless such banking relationship is in conflict with the Borrower’s treasury policy or audit committee.

(b)                                Each Obligor shall promptly notify Bank, in writing, of any deposit, operating or securities/investment account proposed to be opened by it with any institution other than Bank or an Affiliate of Bank. In addition, for each such account that an Obligor at any time opens or maintains, that Obligor shall, at Bank’s request and option, pursuant to an agreement in form and substance acceptable to Bank, cause the bank or securities intermediary to agree that such account is the collateral of Bank pursuant to the terms of the Loan Documents, which control agreement may not be terminated without the prior written consent of Bank. The provisions of the previous sentence shall not apply to deposit accounts exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of an Obligor’s employees.

6.6                              Protection and Registration of Intellectual Property Rights.

(a)                                Each Obligor shall take reasonable steps to: (i) protect, defend and maintain the validity and enforceability of the Intellectual Property; (ii) promptly upon becoming aware thereof advise Bank in writing of material infringements of the Intellectual Property; and (iii) not allow any Intellectual Property material to that Obligor’s business to be abandoned, forfeited or dedicated to the public without Bank’s prior written consent.

(b)                                Each Obligor shall provide written notice to Bank within ten (10) days of entering or becoming bound by any Restricted Licence (other than over-the-counter software that is commercially available to the public). Each Obligor shall take such steps as Bank requests to obtain the consent of, or waiver by, any Person whose consent or waiver is necessary for (i) any Restricted Licence to be deemed “Collateral” and for Bank to have a security interest (subject to the conditionality of the IP security assignment agreement) in it that might otherwise be restricted or prohibited by law or by the terms of any such Restricted Licence, whether now existing or entered into in the future, and (ii) Bank to have the ability in the event of a realisation of any Collateral to dispose of such Collateral in accordance with Bank’s rights and remedies under the IP security assignment agreement and the other Loan Documents.

6.7                              Studies. Borrower shall use all commercially reasonable efforts to ensure that all Studies and/or clinical trials conducted by it or on its behalf strictly comply with the following as they are applicable in the country/countries in which the Studies and/or clinical trials are conducted:

(a)                                laws and regulations and government guidelines relating to Studies/clinical trials;

(b)                                all Government Approvals and good clinical practice;

(c)                                 ethics committee approval(s);

(d)                                the terms of the applicable protocols; and

(e)                                 any other requirements of the responsible regulatory or competent authorities;

and (if requested by Bank) shall provide reasonable evidence of such compliance (save where provision of such evidence would involve Borrower contravening the law, in particular, data privacy laws).

6.8                              Litigation Cooperation. From the date hereof and continuing until all Obligations have been irrevocably discharged and Bank has no commitment or liability hereunder, make available to Bank, without expense to Bank, each Obligor and its officers, employees and agents and that Obligor’s books and records, to the extent that Bank may deem them reasonably necessary to institute or defend any third-party action or proceeding instituted by or against Bank with respect to any Collateral or relating to that Obligor.

6.9                              Access to Collateral; Books and Records. Allow Bank, or its agents, at reasonable times, on five (5) Business Days’ notice (provided no notice is required if an Event of Default has occurred and is continuing), to inspect the Collateral and audit and copy the Obligor’s Books. Such inspections or audits shall be conducted no more often than once every twelve (12)

months unless an Event of Default has occurred and is continuing and shall be carried out at the expense of the relevant Obligor.

6.10                       Hedging Transactions. Should an Obligor propose to enter into a Hedging Transaction over €250,000 in value, Bank shall have the first right to provide such Hedging Transaction to the Obligor; provided, however, if Bank is not competitive with current market conditions for such Hedging Transaction then such Hedging Transaction may be maintained with another financial institution.

6.11                       Further Assurances. Each Obligor shall execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank’s security interest in the Collateral or to effect the purposes of this Agreement.

7.                                      NEGATIVE COVENANTS

No Obligor shall do any of the following without Bank’s prior written consent or as expressly permitted in any sub-clause of this Clause 7.

7.1                              Dispositions. Convey, sell, lease, transfer, assign, or otherwise dispose of (collectively, “Transfer”), or permit any of its Subsidiaries/Affiliates to Transfer, all or any part of its business or property, except for Transfers: (a) of Inventory in the ordinary course of business; (b) of worn-out or obsolete Equipment; (c) required to effect or comply with the terms of any Permitted Liens and Permitted Investments; (d) of licences for the use of the property of Obligor or its Subsidiaries/Affiliates in the ordinary course of business. Obligor shall not enter into an agreement with any Person other than Bank which restricts the subsequent granting of a security interest in the Intellectual Property.

7.2                              Changes in Business, Ownership, Management or Business Locations, (a) Engage in or permit any of its Subsidiaries/Affiliates to engage in any business other than the businesses currently engaged in by Obligor or such Subsidiary or reasonably related thereto as at the Effective Date, (b) liquidate or dissolve, (c) have a change in senior management (including, without limitation, the resignation of any Person occupying the roles of Chief Executive Officer, Chief Science Officer or Chief Financial Officer from time to time without (i) Obligor notifying Bank of the change as soon as practical after the Obligor has completed its internal procedures with respect to the approval/ authorization of such change; and (ii) either: (1) if it is intended that that Person be replaced, the Obligor to use reasonable endeavours to ensure a suitably qualified replacement Person is appointed within 180 days of the resignation or removal of his or her predecessor and to update the Bank on the hiring process as well as to disclose to Bank the identity of a replacement Person at the Obligor’s earliest convenience (taking into account the Obligor’s internal procedures for such replacement) or (2) if it is not intended that such Person be replaced, notify the Bank that another suitably qualified member of the senior management team will perform the functions of the outgoing member; or (d) permit or suffer any Change in Control.

No Obligor shall, without at least ten (10) days prior written notice to Bank: (1) add any new offices or business locations, including warehouses (unless such new offices or business locations contain less than Fifty Thousand Euros (€50,000 (or its equivalent in any other currency)) in Obligor’s assets or property) or deliver any portion of the Collateral valued, individually or in the aggregate, in excess of One Hundred Thousand Euros (€100,000) (or its equivalent in any other currency) to a Bailee at a location other than to a Bailee and at a location already disclosed in the Perfection Certificate, (2) change its jurisdiction of organisation, registration or incorporation, (3) change its organisational structure or type or; (4) change its legal name. If an Obligor intends to deliver any portion of the Collateral valued, individually or in the aggregate, in excess of One Hundred Thousand Euros (€100,000) (or its equivalent in any other currency) to a Bailee, and Bank and such Bailee are not already parties to a Bailee Agreement governing both the Collateral and the location to which Borrower intends to deliver the Collateral, then Obligor will first receive the written consent of Bank, and such Bailee shall execute and deliver a Bailee Agreement in form and substance satisfactory to Bank in its sole discretion.

7.3                              Mergers or Acquisitions. Merge or consolidate, or permit any of its Subsidiaries/Affiliates to merge or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries/Affiliates to acquire, all or substantially all of the share capital or property of another Person. A Subsidiary of the Borrower may merge or consolidate into another Subsidiary of Borrower or into Borrower.

7.4                              Indebtedness. Create, incur, assume, or be liable for any Indebtedness, or permit any of its Subsidiaries/Affiliates to do so, other than the Permitted Indebtedness.

7.5                              Encumbrance. Create, incur, allow, or suffer any Lien on any of, the Collateral or its right, title and interest in any Intellectual Property, or assign or convey any right to receive income, or permit any of its Subsidiaries/Affiliates to do so, except for Permitted Liens, permit any Collateral not to be subject to the first priority security interest granted by the Security Documents, except as is otherwise permitted in Clause 7.1 (Dispositions’) and the definition of “Permitted Liens”.

7.6                              Distributions; Investments, (a) Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries/Affiliates to do so; or (b) pay any dividends or make any distribution or payment or redeem, or purchase any of its share capital or give any financial assistance in respect of the purchase of any of its share capital.

7.7                              Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Obligor, except for transactions that are in the ordinary course of Obligor’s business, upon fair and reasonable terms that are no less favourable to Obligor than would be obtained in an arm’s length transaction with a non-affiliated Person and transactions permitted pursuant to the terms of Clause 7.1 (Dispositions).

7.8                              Subordinated Debt, (a) Make or permit any payment on any Subordinated Debt, except under the terms of the subordination, intercreditor, or other similar agreement to which such Subordinated Debt is subject, or (b) without Bank’s prior written consent, amend any provision in any document relating to the Subordinated Debt which would increase the amount thereof or adversely affect the subordination thereof to the Obligations owed to Bank.

7.9                              Opening of New Bank Accounts. Obligor undertakes not to open any new bank accounts that are not the subject of a first priority security interest under the German Security Documents either in Germany or elsewhere unless (i) with the prior written consent of Bank and (ii) under the proviso that Bank will obtain, contemporaneously with the opening of any such account, a first priority security interest over such account in accordance with the requirements of the applicable local laws (in particular Germany) and in each case under terms and conditions acceptable to Bank.

7.10                       Joint Ventures. No Obligor shall enter into any joint venture or partnership, whether with another company, unincorporated firm, undertaking, association or any other entity other than in the ordinary course of business and on arms-length terms or with the prior written consent of the Bank (such consent not to be unreasonably conditioned, withheld or delayed).

8.                                     EVENTS OF DEFAULT

Any one of the following shall constitute an event of default (an “Event of Default”):

8.1                              Payment Default. An Obligor fails to (a) make any payment of principal or interest on any Credit Extension on its due date, or (b) pay any other Obligations within three (3) Business Days after such Obligations are due and payable (which three (3) Business Day cure period shall not apply to payments due on the Term Loan Maturity Date). During such cure period, the failure to make any payment specified under clause (a) or (b) of this Clause 8.1 is not an Event of Default (but no Credit Extension will be made during the cure period).

8.2                              Covenant Default.

(a)                                An Obligor fails to perform any obligation in Clause 6 (Affirmative Covenants) or breaches any covenant in Clause 7 (Negative Covenants); or

(b)                                An Obligor fails to perform, keep, or observe any other term, provision, condition, covenant or agreement contained in this Agreement or in any Loan Document to which it is a party or in any other present or future agreement between an Obligor and Bank, and as to any default (other than those specified in this Clause 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) Business Days after the occurrence thereof (but no Credit Extensions shall be made during such cure period). Cure periods provided under this Clause 8.2 shall not apply to any covenant that requires something to be satisfied, completed or tested on or by a certain date.

8.3                              Material Adverse Change. A Material Adverse Change occurs.

8.4                              Attachment, (i) Any material portion of the assets of an Obligor or any Subsidiary’s/Affiliate’s is attached, seized, levied on, or comes into possession of a trustee, receiver, creditor or encumbrancer (provisional) and the attachment (including but not limited to conservatoir beslag), seizure or levy is not removed in ten (10) days; (ii) the service of proceedings upon an Obligor or any of its Subsidiaries/Affiliates seeking to attach, by trustee or similar process, any funds of an Obligor or any such Subsidiary/Affiliates on deposit with Bank, or any entity under control of Bank (including a subsidiary of Bank); (iii) an Obligor or any of its Subsidiaries/Affiliates is injuncted, restrained, or prevented by court order from conducting a material part of its business; (iv) in respect of a judgment or other claim a garnishment lien (Pfändungspfandrechf) on a material portion of the assets of an Obligor or any of its Subsidiaries/Affiliates is perfected; or (v) a notice of pledge (Mitteilung über Pfändung), levy, seizure (Arrest) or assessment is filed against an asset of an Obligor or any of its Subsidiaries/Affiliates by any government department or agency and not paid within 10 Business Days after such Obligor or Subsidiary/Affiliates (as the case may be) receives notice.

The occurrence of any of the events in (i) to paragraph (v) above (inclusive) will not be an Event of Default if stayed or if a bond, surety (Bürgschaft) or guarantee (Garantie) is posted pending appeal by the Obligor or Subsidiary/AffiHate (as appropriate) (but no Credit Extensions shall be made until stayed or posting of the bond, surety or guarantee).

8.5                              Insolvency. Any of the following occurs in respect of an Obligor: (i) if it is subject to German insolvency law, it is unable to pay its debt (zahlungsunfähig) over-indebted (überschuldet), all in the sense of sections 17 and 19 of the German Insolvency Act (Insolvenzordnung); (ii) it admits its inability to pay its debts as they fall due; (iii) it suspends (or threatens to suspend) making payment on any of its debts or announces an intention to do so; (iv) a moratorium is declared in respect of any of its indebtedness; (v) by reason of actual or anticipated inability to pay debts as they fall due or insolvency it begins negotiations with its creditors (or any class of them) (other than the Bank) for the rescheduling of its indebtedness; or (vi) Guarantor files a notice under Section 36 of the Tax Collection Act of the Netherlands (Invorderingswet 1990), or (vii) is being dissolved (ontbonden); or in respect of any other Obligor any equivalent measure under any applicable law.

8.6                              Insolvency Proceedings. Any of the following occurs in respect of an Obligor or any Subsidiaries/Affiliates of an Obligor (each of which shall be an “Insolvency Proceeding”): (i) any step is taken with a view to a moratorium or a composition, assignment or similar arrangement with any of its creditors; (ii) a meeting of its shareholders or directors (or managing directors (as applicable)) is convened for the purpose of considering any resolution for, to petition for or to make an application to or to file documents with a court or any registrar for, its winding-up, administration or dissolution or any such resolution is passed; (iii) managing director(s) of an Obligor or any creditors of an Obligor request the opening of insolvency proceedings; (iv) an order is made for the opening of insolvency proceedings (Insolvenzverfahren) or preliminary insolvency proceedings (vorläufiges Insolvenzverfahren), its winding-up, administration or dissolution, or any Person not acting frivolously or vexatiously presents a petition, or makes an application to or files documents with a court or any registrar, for its winding-up, administration or dissolution, or gives notice to Bank of an intention to appoint an administrator and such petition, application or filing is not withdrawn within 10 Business Days; (v) any liquidator, receiver, administrative receiver (Insolvenzverwalter), preliminary administrative receiver (vorläufiger Insolvenzverwalter), administrator or similar officer is appointed in respect of it or any of its assets; (vi) its shareholders or directors (or managing directors (as applicable)) request the appointment of, or give notice of their intention to appoint, a liquidator, receiver, administrator or similar officer; or (vii) any analogous proceedings takes place in any other jurisdiction.

8.7                              Other Agreements. There is, under any agreement to which an Obligor is a party with a third party or parties, (a) any default resulting in a right by such third party or parties, whether or not exercised, to accelerate the maturity of any Indebtedness in an amount individually or in the aggregate in excess of Two Hundred thousand Euros (€200,000); or (b) any default by an Obligor, the result of which could be materially detrimental to such Obligor’s business.

8.8                              Judgments. If an enforceable judgment, arbitration award, order or decree for the payment of money in an amount, individually or in the aggregate, of at least One Million Euros (€1,000,000) (or its equivalent in any other currency) shall be rendered against an Obligor or any of its Subsidiaries/Affiliates and shall remain unsatisfied or unstayed for a period often (10) days of it being made (provided that no Credit Extensions will be made prior to the satisfaction or stay of such judgment, order or decree).

8.9                              Misrepresentations. If any representation or warranty or statement in writing made by an Obligor or any Person acting for an Obligor in, or in connection with the negotiation of, any Loan Document or in any notice, certificate or statement of fact referred to in or delivered under any Loan Document or in any other written material delivered to Bank is or shall prove to be untrue or incorrect or misleading when made or deemed to be made or repeated under such Loan Document and as to any default (other than those specified in this Clause 8 under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) Business Days after the occurrence thereof (but no Credit Extensions shall be made during such cure period). Cure periods provided under this Clause 8.9 shall not apply to any covenant that requires something to be satisfied, completed or tested on or by a certain date.

8.10                       Subordinated Debt. Any document, instrument, or agreement evidencing any Subordinated Debt shall for any reason be revoked or invalidated or otherwise cease to be in full force and effect, any Person shall be in breach thereof or contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations shall for any reason be subordinated or shall not have the priority contemplated by this Agreement.

8.11                       Other Agreements with Bank. An Obligor, or any Subsidiaries/Affiliates of an Obligor fails to perform any of its obligations under any agreement between the relevant Obligor, or any Subsidiaries of an Obligor and Bank or any of its Affiliates and such failure results in an event of default (howsoever described under such agreement) or otherwise gives Bank the right to demand accelerated repayment of moneys payable thereunder and as to any event of default (other than those specified in this Clause 8) under such other term, provision, condition, covenant or agreement that can be cured, has failed to cure the default within ten (10) Business Days after the occurrence thereof (but no Credit Extensions shall be made during such cure period). Cure periods provided under this Clause 8.11 shall not apply to any covenant that requires something to be satisfied, completed or tested on or by a certain date.

8.12                       Governmental Approvals. Any Governmental Approval shall have been (a) revoked, rescinded, suspended, modified in an adverse manner or not renewed in the ordinary course for a full term or (b) subject to any decision by a Governmental Authority that designates a hearing with respect to any applications for renewal of any of such Governmental Approval or that could result in the Governmental Authority taking any of the actions described in (a) above, and such decision or such revocation, rescission, suspension, modification or non-renewal (i) is, or could reasonably be expected to be, a Material Adverse Change, or (ii) adversely affects the legal qualifications of an Obligor or any Subsidiaries/Affiliates of an Obligor to hold such

Governmental Approval in any applicable jurisdiction and such revocation, rescission, suspension, modification or non-renewal could reasonably be expected to affect the status of or legal qualifications of an Obligor or any Subsidiaries/Affiliates of an Obligor to hold any Governmental Approval in any other jurisdiction.

9.                                     BANK’S RIGHTS AND REMEDIES

9.1                              Rights and Remedies. When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

(a)                                declare all Obligations immediately due and payable;

(b)                                stop advancing money or extending credit for Borrower’s benefit under this Agreement or under any other agreement between Borrower and Bank;

(c)                                 verify the amount of, demand payment of and performance under, and collect any Receivables, settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that the Bank considers advisable and notify any Person owing the Obligors money of the Bank’s Security Interest in such funds. After the occurrence of an Event of Default, any amounts received by any Obligor shall be held in trust by such Obligor for the Bank, and, if requested by the Bank, such Obligor shall immediately deliver such receipts to the Bank in the form received from the account debtor, with proper endorsements for deposit;

(d)                                make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral. Borrower shall assemble the Collateral if Bank requests and make it available as Bank designates. Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrower grants Bank a licence to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies;

(e)                                 apply towards the discharge of the Obligations any (i) balances and deposits of Borrower it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrower;

(f)                                  ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral in accordance with the terms of the underlying Security Documents. Bank is hereby granted a non-exclusive, royalty-free licence or other right to use, without charge, Borrower’s labels, Patents, Copyrights, rights of use of any name, trade secrets, trade names, Trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral in accordance with the terms of the underlying Security Documents and, in connection with Bank’s exercise of its rights under this Clause, Borrower’s rights under all licences and all franchise agreements inure to Bank’s benefit;

(g)                                 place a “hold” on any account maintained with Bank and/or deliver a notice of exclusive control, any entitlement order, or other directions or instructions pursuant to any control agreement or similar agreements providing control of any Collateral, in each case in accordance with the terms of the underlying Security Documents; and

(h)                                exercise any rights and remedies available to Bank under the Security Documents or applicable law.

9.2                              Protective Payments. If an Obligor fails to obtain the insurance called for by Clause 6.4 (Insurance) or fails to pay any premium thereon or fails to pay any other amount which Obligor is obliged to pay under this Agreement or any other Loan Document, Bank may obtain such insurance or make such payment, and all amounts so paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the interest rate then applicable to the Obligations, and secured by the Collateral. Bank will make reasonable efforts to provide Obligor with notice of Bank obtaining such insurance at the time it is obtained or within a reasonable time thereafter. No payments by Bank are deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.

9.3                              Bank Expenses. Any Bank Expenses are immediately due and payable, and shall bear interest at the then applicable rate and be secured by the Collateral. No payments by Bank shall be deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.

9.4                              Application of Payments and Proceeds Upon Default. If an Event of Default has occurred and is continuing, Bank may apply any funds in its possession, whether from Borrower account balances, payments, proceeds realized as the result of any collection of accounts or other disposition of the Collateral, or otherwise, to the Obligations in such order as Bank shall determine in its sole discretion. Any surplus shall be paid to Borrower or other Persons legally entitled thereto; Borrower shall remain liable to Bank for any deficiency. If Bank, in its good faith business judgement, directly or indirectly enters into a deferred payment or other credit transaction with any purchaser on any sale of Collateral, Bankshall have the option, exercisable at any time, of either reducing the Obligations by the principal amount of the purchase price or deferring the reduction of the Obligations until the actual receipt by Bank of cash therefor.

9.5                              Bank’s Liability for Collateral. So long as Bank complies with reasonable banking practices regarding the safekeeping of Collateral Bank shall not be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any Bailee or other Person. Each Obligor bears all risk of loss of or damage or destruction to the Collateral granted by it.

9.6                              Remedies Cumulative. Bank’s failure, at any time or times, to require strict performance by an Obligor of any provision of this Agreement or any other Loan Document to which it is a party shall not waive, affect, or diminish any right of Bank thereafter to demand strict performance and compliance herewith or therewith. No waiver hereunder shall be effective unless signed by Bank and then is only effective for the specific instance and purpose for which it is given. Bank’s rights and remedies under this Agreement and the other Loan Documents are cumulative. Bank has all rights and remedies provided by law, or in equity. Bank’s exercise of one right or remedy is not an election and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay in exercising any remedy is not a waiver, election, or acquiescence.

9.7                              Withholding; Gross-up. All payments to be made by Borrower under this Agreement, whether in respect of principal, interest, fees or otherwise, shall (save insofar as required by law to the contrary) be paid in full without set-off or counterclaim and free and clear of and without any deduction or withholding or payment for or on account of any Taxes (other than a FATCA Deduction) that may be imposed in Germany or any other jurisdiction (a “Tax Deduction”) from which payment may be made by Borrower under this Agreement. If Borrower shall be required by law to effect any deduction or withholding or payment as aforesaid from or in connection with any payment made under this Agreement for the account of Bank then:

(a)                                Borrower shall promptly notify Bank upon becoming aware of the relevant requirements to deduct any such Tax Deduction;

(b)                                Borrower shall ensure that such Tax Deduction does not exceed the minimum legal liability therefor, shall remit the amount of such Tax to the appropriate Taxation authority and shall forthwith pay to Bank such additional amount as will result in the immediate receipt by Bank of the full amount which would otherwise have been receivable hereunder had no such Tax Deduction been made; and

(c)                                 Borrower shall not later than fifty (50) days after each Tax Deduction forward to Bank documentary evidence reasonably required by Bank in respect of the payment of any such Taxes.

9.8                              Mitigation. If the Bank receives the benefit of any credit, payments or reimbursement in respect of the payment of any amount by an Obligor under this Clause 9 it shall (to the extent that it can do so without prejudice to the retention of such benefit) pay to the Obligor such part of that benefit as in its absolute discretion will leave it (after such payment) in no more or less favourable position than it would have been in if no Tax Payment had been required by the Obligor. For these purposes a “Tax Payment” means an increase in a payment made by the Obligor to the Bank under Clause 9.7 (Withholding; gross up).

9.9                              VAT.

(a)                                All amounts expressed to be payable under a Loan Document to the Bank which (in whole or in part) constitute the consideration for any supply or service for VAT purposes are deemed to be exclusive of any VAT which is chargeable on that supply or service. Accordingly if VAT is or becomes chargeable on any supply or service made by the Bank to any Obligor under a Loan Document and the Bank is required to account to the relevant tax authority for the VAT, that Obligor must pay to the Bank (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of the VAT (and the Bank shall provide an appropriate VAT invoice to that Obligor).

(b)                                Where a Loan Document requires any Obligor to reimburse or indemnify the Bank for any cost or expense, that Obligor shall reimburse or indemnify (as the case may be) the Bank for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that the Bank reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority.

(c)                                 In relation to any supply or service made by the Bank to any Obligor under a Loan Document, if reasonably requested by the Bank, that Obligor must promptly provide the Bank with details of its VAT registration and such other information as is reasonably requested in connection with the Bank’s VAT reporting requirements in relation to such supply.

9.10                       FATCA information.

(a)                                Subject to paragraph (c) below, each Party shall within ten Business Days of a reasonable request by another Party:

(i)                                    confirm to that other Party whether it is:

(A)                               a FATCA Exempt Party; or

(B)                               not a FATCA Exempt Party; and

(ii)           supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA.

(iii)          supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.

(b)                                If a Party confirms to another Party pursuant to paragraph (a)(i) above that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

(c)                                 Paragraph (a) above shall not oblige any Party to do anything which would or might in its reasonable opinion constitute a breach of:

(i)                                    any law or regulation;

(ii)                                 any fiduciary duty; or

(iii)                              any duty of confidentiality.

(d)                                If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with paragraph (a)(ii) above (including, for the avoidance of doubt, where paragraph (c) above applies), then such Party shall be treated for the purposes of the Loan Documents as if it were not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

9.11                       FATCA Deduction. Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction. Each Party shall, promptly upon becoming aware that it must make a FATCA Deduction in respect of a payment to another Party (or that there is any change in the rate or the basis of such FATCA Deduction), notify the Party to which it is making the payment.

9.12                       Illegality. If it shall become unlawful for Bank to continue to fund or maintain any Credit Extensions, or to perform its obligations hereunder, upon demand by Bank, Borrower shall prepay the Credit Extensions in full with all accrued interest thereon and all other amounts payable by Borrower hereunder.

9.13                       Additional Costs.

(a)                                Borrower shall pay Bank, upon demand by Bank, from time to time such amounts as Bank may determine to be necessary to compensate it for any costs incurred by Bank that Bank determines are attributable to its making or maintaining of any amount receivable by Bank hereunder in respect of any Credit Extensions relating thereto (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), in each case resulting from any regulatory change which:

(i)                                    changes the basis of taxation of any amounts payable to Bank under this Agreement in respect of any Credit Extensions (other than changes which affect taxes measured by or imposed on the overall net income of Bank by the jurisdiction in which Bank has its principal office);

(ii)                                 imposes or modifies any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with, or other liabilities of Bank; or

(iii)                              imposes any other condition affecting this Agreement (or any of such extensions of credit or liabilities),

(each of the events specified at paragraphs (i), (ii) and (iii) being a “Regulatory Change”).

(b)                                Bank will notify Borrower of any event occurring after the Effective Date which will entitle Bank to compensation pursuant to this Clause 9.13 (Additional Costs) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation. Bank will furnish Borrower with a statement setting out the basis and amount of each request by Bank for compensation under this Clause 9.13 (Additional Costs). Determinations and allocations by Bank for purposes of this Clause 9.13 (Additional Costs) of the effect of any Regulatory Change on its costs of maintaining its obligations to make Credit Extensions, of making or maintaining Credit Extensions, or on amounts receivable by it in respect of Credit Extensions, and of the additional amounts required to compensate Bank in respect of any Additional Costs, shall be conclusive absent manifest error.

(c)                                 If Bank shall determine that the adoption or implementation of any applicable law, rule, regulation, or treaty regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank, or comparable agency charged with the interpretation or administration thereof, or compliance by Bank (or its applicable lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank, or comparable agency, has or would have the effect of reducing the rate of return on capital of Bank or any Person or entity controlling Bank (a “Parent”) as a consequence of its obligations hereunder to a level below that which Bank (or its Parent) could have achieved but for such adoption, change, or compliance (taking into consideration policies with respect to capital adequacy) by an amount deemed by Bank to be material, then from time to time, within ten (10) days after demand by Bank, Borrower shall pay to Bank such additional amount or amounts as will compensate Bank for such reduction. A statement of Bank claiming compensation under this Clause 9.13 (Additional Costs) and setting out the additional amount or amounts to be paid to it hereunder shall be conclusive absent manifest error.

10.                              GUARANTEE (GARANTIE) AND INDEMNITY (AUSFALLHAFTUNG)

10.1                       The Guarantor irrevocably and unconditionally:

(a)                                guarantees (garantiert) by way of an independent payment obligation (selbständiges Zahlungsversprechen) to the Bank to pay to it any amount of principal, interest, costs, expenses or other amount under or in connection with the Loan Documents that has not been fully and irrevocably paid by an Obligor; the payment shall be due (fällig) within three Business Days of a written demand by the Bank stating the sum demanded from the Guarantor and that such sum is an amount of principal, interest, costs, expenses or other amount under or in connection with the Loan Documents that has not been fully and irrevocably paid by an Obligor; and

(b)                                undertakes vis-ä-vis the Bank to indemnify (schadlos halten) the Bank against any cost, loss or liability suffered by the Bank if any obligation of an Obligor under or in connection with any Loan Document or any obligation guaranteed by it is or becomes unenforceable, invalid or illegal. The amount of the cost, loss or liability shall be equal to the amount which the Bank would otherwise have been entitled to recover (Ersatz des positiven Interesses) and that claim shall be due (fällig) within three Business Days of a written demand by the Bank.

(c)                                 For the avoidance of doubt this guarantee and indemnity does not constitute a guarantee upon first demand (Garantie auf erstes Anfordern) and, in particular, receipt of such written demand shall not preclude any rights and/or defences the Guarantor may have with respect to any payment requested by the Bank under this guarantee and indemnity.

10.2                       This guarantee and indemnity is independent and separate from the obligations of any Obligor and is a continuing guarantee and indemnity which will extend to the ultimate balance of sums payable by any Obligor under the Loan Documents, regardless of any intermediate payment or discharge in whole or in part. The guarantee and indemnity shall extend to any additional obligations of an Obligor resulting from any amendment, novation, supplement, extension, restatement or replacement of any Loan Document, including without limitation any extension of or increase in any facility or the addition of a new facility under any Loan Document.

10.3                       If any payment by an Obligor or any discharge given by the Bank (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

(a)                                the liability of each Obligor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

(b)                                the Bank shall be entitled to recover the value or amount of that security or payment from each Obligor, as if the payment, discharge, avoidance or reduction had not occurred.

10.4                      Excluded Defences

(a)                               The obligations of the Guarantor under this Clause 10 will not be affected by an act, omission, matter or thing which relates to the principal obligation (or purported obligation) of any Obligor and which would reduce, release or prejudice any of its obligations under this Clause 10, including any personal defences of any Obligor (Einreden des Hauptschuldners) or any right of revocation (Anfechtung) or set-off (Aufrechnung) of any Obligor.

(b)                               The obligations of the Guarantor under this Clause 10 are independent from any other security or guarantee which may have been or will be given to the Bank. In particular, the obligations of the Guarantor under this Clause 10 will not be affected by any of the following:

(i)            changes the basis of taxation of any amounts payable to Bank under this Agreement in respect of any Credit Extensions (other than changes which affect taxes measured by or imposed on the overall net income of Bank by the jurisdiction in which Bank has its principal office);

(ii)           the release of, or any time (Stundung), waiver or consent granted to, any other Obligor from or in respect of its obligations under or in connection with the Bank;

(iii)          the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or any other person or any failure to realise the full value of any security;

(iv)          any incapacity or lack of power, authority or legal personality of or dissolution or a deterioration of the financial condition of any other Obligor; or

(v)           any unenforceability, illegality or invalidity of any obligation of any other Obligor under any Loan Document.

(c)                                For the avoidance of doubt nothing in this Clause 10 shall preclude any defences that the Guarantor (in its capacity as Guarantor only) may have against the Bank that the guarantee and indemnity does not constitute its legal, valid, binding or enforceable obligations.

10.5                      Without prejudice to the generality of this Clause 10, the Guarantor expressly confirms that it intends that this guarantee shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the Loan Documents and/or any facility or amount made available under any of the Loan Documents for the purposes of or in connection with any of the following: business acquisitions of any nature; increasing working capital; enabling investor distributions to be made; carrying out restructurings; refinancing existing facilities; refinancing any other indebtedness; making facilities available to new borrowers; any other variation or extension of the purposes for which any such facility or amount might be made available from time to time; and any fees, costs and/or expenses associated with any of the foregoing.

10.6                      The Bank shall not be required to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Guarantor under this Clause 10. This applies irrespective of any provision of a Loan Document to the contrary.

10.7                      Unless:

(a)                               all amounts which may be or become payable by the Obligors under the Loan Documents have been irrevocably paid in full; or

(b)                               the Bank otherwise directs,

the Guarantor will not, after a claim has been made or by virtue of any payment by it under this Clause 10, receive, claim or have the benefit of any payment from or on account of any Obligor, or exercise any right of set-off against any Obligor.

10.8                       Until all amounts which may be or become payable by the Obligors under or in connection with the Loan Documents have been irrevocably paid in full and unless the Bank otherwise directs, the Guarantor will not exercise any rights which it may have by reason of performance by it of its obligations under the Loan Documents or by reason of any amount being payable, or liability arising, under this Clause 10:

(a)                                to be indemnified by an Obligor;

(b)                                to claim any contribution from any other guarantor of any Obligor’s obligations under the Loan Documents;

(c)                                 to exercise any right of set-off against any Obligor; and/or

(d)                                to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Bank under the Loan Documents or of any other guarantee or security taken pursuant to, or in connection with, the Loan Documents by the Bank;

10.9                       If the Guarantor receives any benefit, payment or distribution in relation to the rights referred to in this Clause 10.9, it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Bank by the Obligors under or in connection with the Loan Documents to be repaid in full on trust for the Bank and shall promptly pay or transfer the same to the Bank or as the Bank may direct and in its discretion for application in payment of the obligations under the Loan Documents.

10.10                This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by the Bank.

11.                              NOTICES

All notices, consents, requests, approvals, demands, or other communication by any party to this Agreement or any other Loan Document must be in writing and shall be validly served, given, or delivered: (a) upon the earlier of actual receipt and 3 Business Days after such communication is deposited in the mail, first class, registered or certified mail return receipt requested; (b) upon transmission and receipt of a transmission confirmation, when sent by electronic mail; (c) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid if the overnight courier has promised overnight delivery; or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address, or email address indicated below. Each Party may change its mailing or electronic mail address by giving the other Parties written notice thereof in accordance with the terms of this Clause 11 (Notices).

If to Borrower:                Affimed GmbH

Im Neuenheimer Feld 582

69120 Heidelberg

Germany

Attn: Michael Wolf

Email: m.wolf@affimed.com

If to Guarantor:           Affimed N.V.

Im Neuenheimer Feld 582

69120 Heidelberg

Germany

Attn: Michael Wolf

Email: m.wolf@affimed.com

If to Bank:                                     Silicon Valley Bank

3003 Tasman Drive, Santa Clara, CA 95054

with a copy to:                 Silicon Valley Bank, Germany

Guiollettstraße 48

60325 Frankfurt am Main

Germany

Attn: Mr. Oscar Jazdowski

Email: ojazdowski@svb.com

12.                             CHOICE OF LAW AND JURISDICTION

12.1                      This Agreement and any non-contractual obligations arising out of or in connection with it are governed by German law.

12.2                      The courts of Frankfurt am Main, Germany, have exclusive jurisdiction to settle any dispute (a “Dispute”) arising out of or in connection with this Agreement (including a dispute regarding the existence, validity or termination of this Agreement or any non-contractual obligations arising out of or in connection with this Agreement). It is agreed that the courts of Frankfurt am Main, Germany, are the most appropriate and convenient courts to settle Disputes and accordingly no party will argue to the contrary.

12.3                      This Clause 12 (Choice of Law and Jurisdiction) is for the benefit of Bank only. As a result, Bank shall not be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, Bank may take concurrent proceedings in any number of jurisdictions.

13.                             GENERAL PROVISIONS

13.1                      Successors and Assigns. This Agreement binds and is for the benefit of the successors and permitted assigns of each party hereto. Borrower may not assign this Agreement or assign any rights or transfer any Obligations under it without Bank’s prior written consent which may be granted or withheld in Bank’s absolute discretion. Bank has the right, with prior written notice, but without the consent of Borrower, to sell, transfer, assign, assign and transfer by assumption of contract (Vertragsübernahme), negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits under this Agreement, the Loan Documents or any related agreement provided that (a) the Bank shall be responsible for reasonable and properly incurred external costs incurred in connection with such assignment or transfer and (b) such assignment or transfer shall not be made to a direct competitor of the Borrower.

13.2                     Indemnity. Borrower hereby indemnifies, defends and holds Bank and its directors, officers, employees, agents, attorneys-in-fact or any other Person representing Bank (each an “Indemnified Person”) harmless against: (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by such Indemnified Person from, following or consequential to the transactions between Bank and Borrower (including legal and audit fees and expenses), except to the extent that obligations, demands, claims, liabilities or losses are directly attributable to (y) any Indemnified Person’s gross negligence (grobe Fahrlässigkeit) or wilful misconduct (Vorsatz) or (z) such Indemnified Person’s negligent (fahrlässig) breach of Material Obligations.

13.3                     Right of Set-Off. Bank may set off any matured obligation due from Borrower under the Loan Documents against any matured obligation owed by Bank to Borrower, regardless of the place of payment, banking branch or currency of either obligation. Further, Borrower authorises Bank to apply (without prior notice) any credit balance (whether or not then due) to which Borrower is at any time beneficially entitled on any account at, any sum held to its order by and/or any liability or obligation (whether or not matured) of, any office of Bank in or towards satisfaction of any sum then due and payable by it to Bank under any of the Loan Documents and unpaid. For these purposes, Bank may convert one currency into another, provided that nothing in this Clause 13.3 (Right of Set-Off) shall be effective to create a charge. Bank shall not be obliged to exercise any of its rights under this Clause 13.3 (Right of Set-Off), which shall be without prejudice and in addition to any right of set-off, combination of accounts, lien or other right (including the benefit of the Loan Documents) to which it is at any time otherwise entitled (whether by operation of law, contract or otherwise).

13.4                     Partial invalidity. The Parties agree that should at any time, any provisions of this Agreement be or become void (nichtig), invalid or due to any reason ineffective (unwirksam) this will indisputably (unwiderlegbar) not affect the validity or effectiveness of the remaining provisions and this Agreement will remain valid and effective, save for the void, invalid or ineffective provisions, without any Party having to argue (darlegen) and prove (beweisen) the Parties’ intent to uphold this Agreement even without the void, invalid or ineffective provisions. The void, invalid or ineffective provision and unintended gaps shall be replaced by such valid and effective provision that in legal and economic terms comes closest to what the Parties intended or would have intended in accordance with the purpose of this Agreement if they had considered the point at the time of conclusion of this Agreement.

13.5                     Correction of Loan Documents. Bank may correct patent errors and complete any blanks in the Loan Documents consistent with the agreement of the parties.

13.6                     Amendments in Writing; Remedies; Waiver; Integration. All amendments to this Agreement including this Clause 13.6 must be in writing signed by each Party. Without limiting the generality of the foregoing, no oral promise or statement, nor any action, inaction, delay, failure to require performance or course of conduct shall operate as, or evidence, an amendment, supplement or waiver or have any other effect on any Loan Document. The Bank’s rights and remedies under the Loan Documents and all other agreements are cumulative and not exclusive of any rights or remedies provided by law. The Bank has all rights and remedies provided by law. The Bank’s exercise of one right or remedy is not an election, and the Bank’s waiver of any Event of Default is not a continuing waiver. The Bank’s delay is not a waiver, election, or acquiescence. No waiver shall be effective unless signed by the Bank and then is only effective for the specific instance and purpose for which it was given. The Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto about the subject matter of the Loan Documents merge into the Loan Documents.

13.7                       Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

13.8                       Survival. All covenants, representations and warranties made in this Agreement continue in full force until this Agreement has terminated pursuant to its terms and all Obligations (other than inchoate indemnity obligations and any other obligations which, by their terms, are to survive the termination of this Agreement) have been paid in full and satisfied.

13.9                       Confidentiality. In handling any confidential information, Bank shall exercise the care of a prudent merchant (sorgfältiger Kaufmann), but disclosure of information may be made: (a) to Bank’s Subsidiaries or Affiliates; (b) to prospective transferees or purchasers of any interest in the Credit Extensions (provided, however, Bank first obtains a non-disclosure agreement with the prospective transferee’s or purchaser’s agreement and provided further that Bank shall not be liable for any breach of such non-disclosure agreement); (c) as required by law, regulation, subpoena, or other order; (d) to Bank’s regulators or as otherwise required in connection with Bank’s examination or audit; (e) as Bank considers appropriate in exercising its rights or remedies under the Loan Documents and (f) to third-party service providers of Bank so long as such service providers have executed a confidentiality agreement with Bank with terms no less restrictive than those contained herein. Confidential information does not include information that is either: (i) in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (ii) disclosed to Bank by a third party if Bank does not know that the third party is prohibited from disclosing the information.

Bank may use confidential information for the development of databases, reporting purposes, and market analysis so long as such confidential information is aggregated and anonymised prior to distribution unless otherwise expressly prohibited by Borrower. The provisions of the immediately preceding sentence shall survive the termination of this Agreement.

13.10                Calculations and certificates.

(a)                                The Parties to this Agreement may choose to conclude this Agreement by an exchange of signed signature page(s), transmitted by any means of telecommunication (telekommunikative Übermittlung) such as by way of fax or attached as an electronic photocopy (pdf., tif., etc.) to electronic mail.

(b)                                If the Parties to this Agreement choose to conclude this Agreement pursuant to Clause 13.10(a) above, they will transmit the signed signature page(s) of this Agreement to Osborne Clarke Rechtsanwälte Steuerberater Partnerschaft mbB, attention to Antje Günther at antje.guenther@osborneclarke.com or Reinhard Bunjes at reinhard.bunjes@osborneclarke.com (each a “Recipient”). The Agreement will be considered concluded once one of the Recipients has actually received the signed signature page(s) (Zugang der Unterschriftsseite(n)) from all Parties to this Agreement and at the time of the receipt of the last outstanding signature page(s).

(c)                                 For the purposes of this Clause 13.10 only, the Parties to this Agreement appoint each Recipient as their attorney (Empfangsvertreter) and expressly allow (gestatten) each Recipient to collect the signed signature page(s) from all and for all Parties to this Agreement. For the avoidance of doubt, each Recipient will have no further duties connected with its position as Recipient. In particular, each Recipient may assume the conformity to the authentic original(s) of the signature page(s) transmitted to it by means of telecommunication, the genuineness of all signatures on the original signature page(s) and the signing authority of the signatories.

13.11                Contractual recognition of bail-in. Notwithstanding any other term of any Loan Document or any other agreement, arrangement or understanding between the parties, each party acknowledges and accepts that any liability of any party to any other party under or in connection with the Loan Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:

(a)                              any Bail-In Action in relation to any such liability, including (without limitation):

(i)                                    a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

(ii)                                 a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and

(iii)                              a cancellation of any such liability; and

(b)                              a variation of any term of any Loan Document to the extent necessary to give effect to any Bail- In Action in relation to any such liability.

14.                            DEFINITIONS

14.1                     Definitions. In this Agreement:

“Additional Costs” is defined in Clause 9.13(a) (Additional Costs’).

“Affiliate” is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Affimed N.V.” means Affimed N.V., a public company incorporated in The Netherlands, having Dutch Trade Register number 60673389 and whose statutory seat is in Amsterdam and whose registered address is at Im Neuenheimer Feld 582, 69120, Heidelberg, Germany.

“Agreed Form” means in relation to any document the form of that document specifically agreed by or on behalf of Borrower and Bank.

“Agreement” is defined in the preamble to this Agreement.

“Bail-In Action” means the exercise of any Write-down and Conversion Powers.

“Bail-In Legislation” means: (a) in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation from time to time ; and (b) in relation to any other state, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

“Bailee” means each of a landlord (Vermieter), warehouseman (Lagerhalter), carrier (Frachtführer) or shipper (Spediteur) or other Person that is furnished with a statutory lien over assets of an Obligor.

“Bailee Agreement” means an agreement between the Bank and a Bailee on the priority of the Bailee’s statutory lien.

“Bank” is defined in the preamble to this Agreement.

“Bank Expenses” are (a) all audit fees and expenses; (b) all reasonable costs and out-of- pocket expenses (including reasonable legal fees and expenses) for preparing, negotiating, closing and administering, the Loan Documents (including any amendments or replacements thereof) or otherwise incurred with respect to an Obligor in connection with any Term Loan and

(b) all costs and expenses (including legal fees and expenses) for defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings) or granting any waivers or concessions or otherwise incurred with respect to an Obligor in connection with any Term Loan and/or any Loan Document.

“Borrower” is defined in the preamble to this Agreement.

“Borrower’s Auditors” means any of Ernst & Young, KPMG, Deloitte and Price Waterhouse Coopers or any other independent certified public accounting firm acceptable to Bank in its reasonable discretion.

“Business Day” is any day that is not: a Saturday, Sunday, a day on which Bank is closed or a day on which leading banks are closed in Frankfurt, Germany, Heidelberg, Germany, the City of London, England and/or the State of California, and which is a Target Day.

“Change in Control” means:

(a)                                any event, transaction, or occurrence as a result of which any Person other than a trustee or other fiduciary holding shares under an employee benefit plan of Borrower, is or becomes a beneficial owner, directly or indirectly, of shares of Borrower, representing over fifty per cent (50%) of the combined voting power of Borrower’s then outstanding shares; or (ii) during any period of twelve consecutive calendar months, individuals who at the beginning of such period were appointed as managing directors or constituted the Board of Directors of the Guarantor (together with any new directors whose election by the shareholder’s meeting or Board of Directors of the Guarantor (as applicable) was approved by a vote of not less than two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason other than death, age or disability; and/or

(b)                                any event, transaction, or occurrence as a result of which any Person or group of Persons acting in concert gains direct or indirect control of the Guarantor. For the purpose of this paragraph (b):

(i)               “acting in concert” means a group of Persons who, pursuant to an agreement or understanding (whether formal or informal), actively cooperate, through the acquisition directly or indirectly of shares in the Guarantor by any of them, either directly or indirectly, to obtain or consolidate control of the Guarantor; and

(ii)              “control” means holding beneficially of fifty per cent (50%) or more of the issued share capital of the Guarantor (whether byway of acquisition or hostile takeover).

“Collateral” is any and all present and future property, rights and assets of an Obligor which are subject to any Lien in favour of Bank.

“Compliance Certificate” means the certificate in the form of Exhibit B to this Agreement.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designed to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent

Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under any guarantee or other support arrangement.

“Copyrights” are all copyright rights, applications or registrations and like protections in each work or authorship or derivative work, whether published or not (whether or not it is a trade secret) now or later existing, created, acquired or held; to the extent copyrights not transferable by law, any exploitation rights relating to copyright protected work.

“Credit Extension” is each Term Loan or any other extension of credit by Bank for Borrower’s benefit under this Agreement.

“Default Rate” is defined in Clause 2.2(b) (Default Rate).

“Designated Account” means the account held with Silicon Valley Bank, Account No. 20149581, Sort Code 62-10-00.

“Dispute” is defined in Clause 12 (Choice of Law and Jurisdiction).

“Dutch Fee Letter” means the letter or letters dated on or about this Agreement between the Bank and the Borrower.

“Euro Base Rate” means the European Central Bank’s base rate of interest (Main refinancing operations (fixed rate)) as published from time to time and if such rate is less than zero, the Euro Base Rate shall be deemed to be zero.

“EEA Member Country” means any member state of the European Union, Iceland, Liechtenstein and Norway.

“Effective Date” is means the date of this Agreement.

“Equipment” is all present and future machinery, equipment, tenant improvements, furniture, fixture vehicles (including motor vehicles and trailers), tools, parts and attachments in which an Obligor or any of its Subsidiaries/Affiliates has any interest.

“Euro Event” means any of the following circumstances:

(a)                                     the withdrawal of any Participating Member State;

(b)                                     the abolition of the Economic and Monetary Union;

(c)                                      the creation by a Participating Member State of a currency other than Euro; or

(d)                                     the promulgation of a currency by any Participating Member State that redenominates (or purports to redenominate) any Euro obligations into a new currency.

“Euros” or use of the sign “€” or use of the abbreviation “EUR” means the lawful currency of any Participating Member State.

“Event of Default” means any of the events set out in Clause 8 (Events of Default).

“Facility” means the facility made available under this Agreement.

“FATCA” means:

(a)                                sections 1471 to 1474 of the Code or any associated regulations or other official guidance;

(b)                                any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an inter-governmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) above; or

(c)                                 any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the IRS, the US government or any governmental or taxation authority in any other jurisdiction.

“FATCA Deduction” means a deduction or withholding from a payment under a Loan Document required by FATCA.

“FATCA Exempt Party” means a Party that is entitled to receive payments free from any FATCA Deduction.

“FATCA FFI” means a foreign financial institution as defined in section 1471(d)(4) of the Code which, if the Bank is not a FATCA Exempt Party, could be required to make a FATCA Deduction.

“Foreign Currency” means any lawful money that is not Euro.

“Funding Date” is any date on which a Credit Extension is made to or for the account of Borrower which shall be a Business Day.

“GAAP” is generally accepted accounting principles in the jurisdiction of incorporation of the relevant Obligor, including, in each case, IFRS.

“German Security Documents” means, individually and collectively each of, (a) a certain security assignment agreement (accounts receivable) between Borrower and Bank, (b) a certain account pledge agreement between Borrower and Bank, (c) a certain account pledge agreement between Guarantor and Bank, (d) a certain share pledge agreement between Guarantor, Bank and Borrower, (e) a certain security transfer agreement between Borrower and Bank, (f) a certain conditional IP rights assignment agreement between the Borrower and the Bank, and (g) any and all other German law security agreements, mortgages or other collateral granted to Bank by Borrower as security for the Obligations, now or in the future.

“Governmental Approval” is any consent, authorisation, approval, order, licence, franchise, permit, certificate, accreditation, registration, exemption, notarisation, filing or notice, of, issued by, from or to, or other act by or in respect of, any Governmental Authority.

“Governmental Authority” is any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, Regulatory Authority, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self- regulatory organisation or an agency of the European Union.

“Group” means Affimed N.V. and each of its Subsidiaries from time to time.

“Guarantor” is defined in the preamble to this Agreement.

“Hedging Transaction” means (i) any foreign exchange transaction involving the purchase or sale of a specific amount of currency on a specified date or (ii) any other transaction, in each case, solely for the purpose of hedging interest payable under this Agreement where the principal amount hedged is greater than €250,000.

“IFRS” are the International Financial Reporting Standards, a collection of guidelines and rules set by the International Accounting Standards Board (www.iasb.org) which are applicable to the circumstances as of the date of determination.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations of an Obligor.

“Indemnified Person” is defined in Clause 13.2 (Indemnity).

“Insolvency Proceeding” is defined in Clause 8.6 (Insolvency Proceedings).

“Intellectual Property” means all of any Obligor’s present and future right, title, and interest in and to the following:

(a)                                its Copyrights, Trademarks and Patents;

(b)                                any and all trade secrets and trade secret rights, including any rights to unpatented inventions, know-how and operating manuals;

(c)                                 any and all source codes;

(d)                                any and all registered designs and other design rights which may be available to an Obligor;

(e)                                 any and all goodwill and trade secrets;

(f)                                  any and all claims for damages by way of past, present and future infringement of any of the foregoing, with the right, but not the obligation, to sue for and collect such damages for said use or infringement of the Intellectual Property rights identified above; and

(g)                                 all amendments, renewals and extensions of any of the Copyrights, Trademarks or Patents; and

(h)                                any and all exploitation rights relating to any of the above.

“Interest Payment Date” has the meaning given to that term in Clause 2.2(d) (Payments).

“Interest Period” means each period commencing on an Interest Payment Date and ending on the date one day prior to the next Interest Payment Date.

“Inventory” is present and future inventory in which Obligor or any of its Subsidiaries/Affiliates has any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Obligor or any Subsidiaries/Affiliates (as applicable), including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

“Investment” is any beneficial ownership of stocks, shares, bonds and securities (including any partnership interest) in any Person, or any loan, advance or capital contribution to any Person.

“IRS” means the US Internal Revenue Service.

“Lien” is a mortgage, lien, deed of trust, levy, charge, assignment, pledge, security interest or other encumbrance.

“Loan Documents” are, collectively, this Agreement, the Perfection Certificates, the Security Documents and any loan, notes or guarantees executed by an Obligor in favour of Bank, and any other present or future agreement between an Obligor and Bank and/or entered into for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

“Margin” means 5.5 per cent, per annum.

“Material Adverse Change” is: (i) a material impairment in the perfection or priority of Bank’s security interest in the Collateral; (ii) a material adverse change in the business, operations, or financial condition of an Obligor or (iii) a material impairment of the prospect of repayment of any portion of the Obligations.

“Obligations” are all present and future monies, liabilities, obligations, debts, principal, interest, Bank Expenses and other amounts owing by any Obligor to Bank, in each case whether actual or contingent (including, but without limitation, Contingent Obligations) and whether owing as principal or as surety or in any other capacity or of any nature arising under or in connection with this Agreement, the other Loan Documents or otherwise howsoever and wherever arising, and including interest accruing after Insolvency Proceedings begin.

“Obligor” means each of (a) the Borrower; (b) the Guarantor and (c) any other Person that from time to time provides a Lien or a guarantee in favour of Bank on account of the Obligations of Borrower under this Agreement.

“Obligor’s Books” are all the books and records of an Obligor including ledgers, records regarding the Obligors’ assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“Patents” are patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Payment Request Form” is that certain form attached hereto as Exhibit A.

“Perfection Certificate” means a certificate signed by a Responsible Officer of an Obligor provided to Bank as a condition precedent to the initial Credit Extension and which contains details about an Obligor’s assets and liabilities, officers and shareholders and other information as set out therein.

“Permitted Indebtedness” is:

(a)                                 Borrower’s Indebtedness to Bank under this Agreement or the Loan Documents;

(b)                                 Subordinated Debt;

(c)                                  Indebtedness existing on the Effective Date and shown on a Perfection Certificate (other than, following the date of the initial Credit Extension, Indebtedness disclosed on a Perfection Certificate which is being repaid using the proceeds of the initial Credit Extension);

(d)                                 unsecured Indebtedness to trade creditors and Indebtedness secured by customary (extended) retention of title arrangements ((verlängerte) Eigentumsvorbehalte), in each case incurred in the ordinary course of business;

(e)                                  Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business;

(f)                                   Indebtedness secured by Liens permitted under clauses (a) and (c) of the definition of “Permitted Liens”;

(g)                                 extensions, refinancings, modifications, amendments and restatements of any items of Permitted Indebtedness permitted under paragraphs (a) to (c) inclusive above, provided that the principal amount thereof is not increased or the terms thereof are not modified to impose more burdensome terms upon an Obligor or a Subsidiary/Affiliate of an Obligor, as the case may be; and

(h)                                  permitted by Bank in writing at any time after the date of this Agreement.

“Permitted Investments” are:

(a)                                Investments (including Subsidiaries/Affiliates) existing on the Effective Date and shown on the Perfection Certificate, including any commitments the Borrower has made as of the date of this Agreement in connection with any Investments (including Subsidiaries/Affiliates) and which Borrower has disclosed in writing to the Bank in the Perfection Certificate;

(b)                                Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of Borrower’s business;

(c)                                 Investments consisting of deposit accounts in which Bank has a perfected security interest;

(d)                                Investments accepted in connection with Transfers permitted by Clause 7.1 (Dispositions);

(e)                                 Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the ordinary course of business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrower or its Subsidiaries/Affiliates pursuant to employee share purchase plans or agreements approved by Borrower’s Board of Directors;

(f)                                  Investments (including debt obligations) received in connection with the bankruptcy or reorganisation of customers or suppliers and in settlement of unfulfilled obligations of, and other disputes with, customers or suppliers arising in the ordinary course of business;

(g)                                 Investments consisting of notes receivable of, or prepaid royalties and other credit extensions to, customers and suppliers who are not Affiliates, in the ordinary course of business; provided that this paragraph (h) shall not apply to Investments of Borrower in any Subsidiary/Affiliate; and

(h)                                Investments by the Borrower in its Subsidiaries/Affiliates to cover operating costs in the ordinary course of business of such Subsidiary/Affiliate, provided that such Investments shall not exceed:

(i)                                    in the case of AbCheck s.r.o., a limited liability company (spolecnost s rucenim omezenym) incorporated in the Czech Republic, having company number 28471512, and Affimed Inc., a corporation incorporated under the laws of Delaware and having company number 47-3374648, an aggregate amount of €5,000,000 (Euro Five Million) per annum; and

(ii)                                 in the case of any other Subsidiary/Affiliate, such amount per calendar month as is agreed in writing between the Lender and the Borrower from time to time.

“Permitted Liens” are:

(a)                                  Liens arising under this Agreement or other Loan Documents in favour of the Bank;

(b)                                 Liens for taxes, fees, assessments or other government charges or levies, either being contested in good faith or payment of which can be lawfully withheld and for which Borrower maintains adequate reserves on its Books, if they have no priority over any of Bank’s Liens;

(c)                                  Purchase money Liens (i) on Equipment acquired or held by Borrower incurred for financing the acquisition of the Equipment securing no more than One Hundred Thousand Euros (€100,000) in the aggregate amount outstanding, or (ii) existing on equipment when acquired, if the Lien is confined to the equipment itself and improvements and the proceeds of the equipment;

(d)                                 Leases or subleases and non-exclusive licences or sub-licences granted in the ordinary course of Borrower’s business, if the leases, subleases, licences and sub-licences permit granting Bank a security interest;

(e)                                  Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) to (d) inclusive, but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase;

(f)                                   Liens in favour of other financial institutions arising in connection with Borrower’s deposit accounts held at such institutions (including but not limited to any security interest or right to set-off arising under any general business conditions (AGB Banken and/or under articles 24 or 25 respectively of the general terms and conditions (algemene voorwaarden) of any member of the Dutch Bankers’ Association (Nederlandse Vereniging van Banken)) of any bank in Germany, the Netherlands and/or any other comparable provisions in other countries), provided that (i) Bank has a perfected security interest in the amounts held in such deposit accounts; (ii) such security interest of Bank takes priority to any such Lien of the relevant deposit account bank; and (iii) the relevant deposit account bank has acknowledged that the Bank’s security interest has priority over its Lien;

(g)                                  guarantees or other Liens by a Dutch Obligor in favour of another Obligor under section 2:403 et. seq. of the Dutch Civil Code (or similar provision of applicable law or regulation);

(h)                                 guarantees or other Liens by a Dutch Obligor in favour of another Obligor in respect of any fiscal unity (corporate income tax or value added tax) consisting solely of Obligors; and

(i)                                     any Lien arising by operation of law and in the ordinary course of business of Borrower including customary retention of title arrangements (Eigentumsvorbehalte) securing German trade creditors.

“Person” is any individual, sole proprietorship, partnership (including but not limited to a general partnership and a limited partnership), limited liability company, joint venture, company, trust, unincorporated organisation, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“Quotation Day” means, in relation to any period for which an interest rate is to be determined, two TARGET Days before the first day of that period (unless market practice differs in the Relevant Market for Euro in which case the Quotation day will be determined by Bank in accordance with market practice in the Relevant Market (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days)

“Regulatory Authority” any competent authority in any country or region that regulates medicines and healthcare and life sciences products, including the Medicines and Healthcare products Regulatory Agency, the European Medicines Agency, ethics committees and the US Food and Drug Administration.

“Regulatory Change” is defined in Clause 9.13(a) (Additional Costs).

“Relevant Market” means the European interbank market.

“Requirement of Law” is as to any Person, the organizational or governing documents of such Person, and any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.

“Responsible Officer” is each managing director (Geschäftsführer), director (including a statutair bestuurder) or other equivalent officer of an Obligor.

“Restricted Licence” is any material licence or other agreement with respect to which an Obligor is the licensee (a) that prohibits or otherwise restricts Obligor from granting a security interest in Obligor’s interest in such licence or agreement or any other property, or (b) for which a default under or termination of could interfere with Bank’s right to sell any Collateral.

“Security Documents” means each of:

(a)                                a Netherlands law omnibus deed of pledge;

(b)                                the German Security Documents; and

(c)                                 all other Liens granted in favour of the Bank as security for the Obligations now or in the future.

“Studies” means each of:

(a)                                AFM13-104;

(b)                                AFM24-101; and/or

(c)                                 any other study or clinical trials agreed between Borrower and Bank to be included as a study within the meaning of “Studies”.

“Subordinated Debt” is debt incurred by an Obligor subordinated to Borrower’s debt to Bank (pursuant to a subordination agreement entered into between Bank, the relevant Obligor and the subordinated creditor), on terms acceptable to Bank.

“Subsidiary” means a subsidiary within the meaning of sections 15-17 German Stock Corporation Act (Aktiengesetz).

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007.

“TARGET Day” means any day on which TARGET2 is open for the settlement of payments in Euro.

“Taxes” means any present or future taxes, levies, duties, imposts or other charges or withholdings of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same), and “Tax” and “Taxation” have a corresponding meaning.

“Tax Deduction” has the meaning given to that term in Clause 9.7 (Withholding; Gross-up).

“Tax Payment” has the meaning given to that term in Clause 9.7 (Withholding; Gross-up).

“Term Loan” is a drawing under Tranche 1, Tranche 2 or Tranche 3.

“Term Loan Amount” is an amount equal to the aggregate of:

(a)                                the Tranche 1 Term Loan Amount;

(b)                                the Tranche 2 Term Loan Amount; and

(c)                                 the Tranche 3 Term Loan Amount.

“Term Loan Maturity Date” is 1 November 2025.

“Trademarks” are trademark and service mark rights, registered or not, applications to register and registrations and like protections, and the entire goodwill of the business of Obligor connected with the trademarks.

“Tranche 1” has the meaning ascribed to it in Clause 2.1 (a)(i).

“Tranche 1 Availability Period” means the period commencing ten (10) Business Days after the date of this Agreement and ending on 28 February 2021.

“Tranche 1 Term Loan Payment” has the meaning ascribed to it in Clause 2.1 (b)(i).

“Tranche 1 Term Loan Amount” is an amount equal to ten million Euros (€10,000,000) (as reduced or cancelled in accordance with the terms of this Agreement).

“Tranche 2” has the meaning ascribed to it in Clause 2.1 (a)(ii).

“Tranche 2 Availability Period” means the period commencing ten (10) Business Days after the date of this Agreement and ending on 31 December 2021.

“Tranche 2 Conditions” means each of the following conditions:

(a)                                evidence in form and substance satisfactory to Bank of positive interim data on AFM13- 104;

(b)                                NASDAQ market capitalisation of Guarantor at funding of minimum USD two hundred million ($200,000,000) (the Bank may still fund if the market capitalisation is below this level in its sole discretion); and

(c)                                 the conditions in Clause 3.2 (Conditions Precedent to all Credit Extensions) are satisfied.

“Tranche 2 Term Loan Amount” is an amount equal to seven point five million Euros (€7,500,000) (as reduced or cancelled in accordance with the terms of this Agreement).

“Tranche 3” means the tranche described in Clause 2.1 (a)(iii).

“Tranche 3 Availability Period” means the period commencing ten (10) Business Days after the date of this Agreement and ending on 31 December 2022.

“Tranche 3 Conditions” means each of the following conditions:

(a)                                  evidence in form and substance satisfactory to Bank that the Borrower has received cumulative equity and/or business development cash received amounting to minimum forty million Euros (€40,000,000) excluding proceeds from at the market sales agreement dated May 13, 2020 and the Research and Collaboration Agreement between Borrower and Pharmavant 6 GmbH dated November 3, 2020;

(b)                                evidence in form and substance reasonably satisfactory to Bank as to positive final data in AFM13-104;

(c)                                 evidence in form and substance reasonably satisfactory to Bank as to positive data in AFM24-101 in minimum 1 expansion cohort; and

(d)                                the conditions in Clause 3.2 (Conditions Precedent to all Credit Extensions) are satisfied.

“Tranche 3 Term Loan Amount” is an amount equal to seven point five million Euros (€7,500,000) (as reduced or cancelled in accordance with the terms of this Agreement).

“Transfer” is defined in Clause 7.1 (Dispositions’).

“USD” and “$” means the lawful currency of the United States of America and in respect of all payments to be made under this Agreement means immediately available, freely-transferable cleared funds.

“Write-down and Conversion Powers” means in relation to any applicable Bail-In Legislation:

(a)                                any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a Person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a Person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers underthat Bail-In Legislation that are related to or ancillary to any of those powers; and

(b)                                any similar or analogous powers under that Bail-In Legislation.

14.2                       Interpretation. In this Agreement, unless the context otherwise requires or the contrary intention appears:

(a)                                a reference to a provision of law is a reference to that provision as extended, applied, amended or enacted from time to time and includes any subordinate legislation;

(b)                                the singular includes the plural and vice versa, and reference to any gender includes the other genders;

(c)                                 references to this Agreement or any other agreement or document are to this Agreement or such other agreement or document as it may be validly varied, amended, supplemented, restated, renewed, novated or replaced from time to time;

(d)                                references to any party to this Agreement include a reference to its successors and permitted assigns and permitted transferees under this Agreement;

(e)                                 references to “written” or “in writing” include all forms of visible reproduction in permanent form, including electronic messages;

(f)                                  the words “execution”, “signed”, “signature” and words of like import in any Loan Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping systems as the case may be, to the extent and as provided for in any applicable law;

(g)                                 the term “promptly” means without undue delay (unverzüglich);

(h)                                the headings used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement;

(i)                                    the parties hereto mutually acknowledge that they and their lawyers have participated in the preparation and negotiation of this Agreement. In cases of uncertainty this Agreement shall be construed without regard to which of the parties caused the uncertainty to exist;

(j)                                   any reference to:

(i)                                    a “month” is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month (and “months” has a corresponding meaning) save that, where any such period would otherwise end on a day which is not a Business Day, it shall end on the next Business Day, unless that day falls in the calendar month succeeding that in which it would otherwise have ended, in which case it shall end on the preceding Business Day provided that, if a period starts on the last Business Day in a calendar month or if there is no numerically corresponding day in the month in which that period is to end, that period shall end on the last Business Day in that latter month;

(ii)                                 a “dispute” means any litigation or administrative or arbitration proceeding before or of any court, tribunal, arbitrator or governmental or municipal authority, any labour dispute, any dispute with any governmental or municipal authority and any other dispute of any kind;

(k)                                any covenant by a party not to do an act or thing includes an obligation not to permit or suffer such act or thing to be done;

(l)                                    the words “including” and “in particular” and any similar words or expressions are by way of illustration and emphasis only and do not operate to limit the generality or extent of any other words or expressions;

(m)                            all Exhibits to this Agreement form part of it and take effect as if set out in this Agreement, and any reference to this Agreement includes the Exhibits;

(n)                                a Default is “continuing” if it has not been remedied (to the extent capable of remedy) to the satisfaction of Bank or specifically waived in writing by Bank and an Event of Default is “continuing” if it has not been specifically waived in writing by Bank;

(o)                                Where the Borrower consists of more than one Person:

(i)                                    the obligations and liabilities of the Borrower shall take effect as joint and several obligations and liabilities on the part of such Persons;

(ii)                                 unless the context otherwise requires, all references to the Borrower shall take effect as references to such Persons or each of them;

(iii)                              neither Borrower shall be released from liability under this Agreement by reason of this Agreement not being or ceasing to be binding on the other Borrower;

(iv)                             any notice to or demand on the Borrowers shall be sufficiently served on both Borrowers if served on one Borrower.

(p)                                 references to Clauses and Exhibits refer to clauses of, and schedules and exhibits to, this Agreement.

13.3 Dutch terms

In this Agreement, where it relates to a Dutch entity, a reference to:

(a)                                 “gross negligence” means grove schuld;

(b)                                 “indemnify” means vrijwaren;

(c)                                  “negligence” means schuld;

(d)                                 “wilful misconduct” means opzet,

(e)                                  a “security interest” includes any mortgage (hypotheek), pledge (pandrechf), retention of title arrangement (eigendomsvoorbehoud), privilege (voorrechf), right of retention (recht van retentie), right to reclaim goods (recht van reclame), and, in general, any limited right (beperkt recht), created for the purpose of granting security (goederenrechtelijk zekerheidsrechf);

(f)                                   a “moratorium” includes surseance van betaling;

(g)                                  a “bankruptcy trustee” includes a curator;

(h)                                 an “administrator” includes a bewindvoerder,

(i)                                     “general partnership” includes vennootschap onderfirma;

(j)                                    “limited partnership” includes commanditaire vennootschap;

(k)                                 “partnership” includes maatschap

(l)                                     limited liability company includes a legal person within the meaning of articles 2:1 to 2:3 inclusive of the Dutch Civil Code

(m)                             “articles of association” includes Statuten;

(n)                                 “attachment” includes beslag;

(o)                                 “board of supervisory directors” includes raad van commissarissen;

(p)                                 “deed of incorporation” includes akte van oprichting;

(q)                                 “Dutch Civil Code” means Burgerlijk Wetboek; and

(r)                                    “works council”, “central works council” or “European works council” means an ondernemingsraad, centrale ondernemingsraaf or Europese ondernemingsraad respectively

[Signature page follows]

BORROWER:

EXECUTED for and on behalf of AFFIMED GMBH by:

By:	/s/ Dr. Adi Hoess

Name:	Dr. Adi Hoess

Title:	Chief Executive Officer

By:	/s/ Dr. Wolfgang Fischer

Name:	Dr. Wolfgang Fischer

Title:	Chief Operating Officer

GUARANTOR:

EXECUTED for and on behalf of AFFIMED N.V. by:

By:	/s/ Dr. Adi Hoess

Name:	Dr. Adi Hoess

Title:	Chief Executive Officer

By:	/s/ Angus Smith

Name:	Angus Smith

Title:	Chief Financial Officer

BANK:

EXECUTED for and on behalf of SILICON VALLEY BANK by:

By:	/s/ Oscar Jazdowski

Name:	Oscar Jazdowski

Title:	General Manager, Silicon Valley Bank, Germany

SVB/Affimed 2020 Facility Agreement — Signature Page

EXHIBIT A

Loan Payment Request Form

DEADLINE FOR SAME DAY PROCESSING IS MIDDAY FRANKFURT TIME

Fax To: (617) 969-5965                                                                                                                                                                                                                                                                                     Date: _______________________

LOAN PAYMENT:

[NAME OF THE COMPANY]

From Account # ______________________________________ To Account # __________________________________

(Deposit Account #)	(Loan Account #)

Principal €___________________________________________ and/or Interest €__________________________________

Authorised Signature:_________________________                                   Phone Number:_____________________________

Print Name/Title:_____________________________

CREDIT EXTENSION:

Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #_______________________________________ To Account #___________________________________

(Loan Account #)	(Deposit Account #)

Amount of [Tranche 1] [Tranche 2] [Tranche 3] €_______________________________________

Date Term Loan is to be made ____________________ 20[•]

All Borrower’s representations and warranties in the Loan Agreement are true, correct and complete in all material respects on the date of the telephone transfer request for an advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date:

Authorised Signature:___________________________                             Phone Number:_____________________________

Print Name/Title: _______________________________

OUTGOING WIRE REQUEST:

Complete only if all or a portion of funds from the loan advance above is to be wired.

Deadline for same day processing is midday London Time.

Beneficiary Name: ___________________________________________

                                                                                            Amount of Wire: € _____________________________________________

Beneficiary Bank: ___________________________________________

                                                                                             Account Number: _____________________________________________

City and State:________________________________________

Beneficiary Bank Transit (ABA) #: ___________________ Beneficiary Bank Code (Swift, Sort, Chip, etc.): ________________

(For International Wire Only)

Intermediary Bank: _______________________________                Transit (ABA) #: _________________________________

For Further Credit to: ___________________________________________________________________________________

Special Instruction: ____________________________________________________________________________________

By signing below, we acknowledge and agree that our funds transfer request shall be processed in accordance with and subject to the terms and conditions set out in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by us.

Authorized Signature: ______________________________ 2nd Signature (if required):_______________________________

Print Name/Title: __________________________________ Print Name/Title: _____________________________________

Telephone #: ______________________________________

                             Telephone #:______________________________

EXHIBIT B

COMPLIANCE CERTIFICATE

TO:         SILICON VALLEY BANK

FROM:  [    •    ]

(a)                                 The undersigned authorised officer of [    •    ] (“Borrower”) certifies that under the terms and conditions of the Loan Agreement between, amongst others, Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending                 with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries/Affiliates, has timely filed all required tax returns and reports, and Borrower has timely paid all taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Clause 5.8 (Taxation) of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries/Affiliates relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.  Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalised terms used but not otherwise defined herein shall have the meanings given to them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
€ 40,000,000.00 of cash at month end	Within 30 days of the end of each month	Yes ☐ No ☐
Monthly financial statements	Within 30 days of the end of each month	Yes ☐ No ☐
Quarterly financial statement	45 days following each quarter-end or 60 days following each year-end	Yes ☐ No ☐

Annual Operating Budgets and Projections	Within 60 days after the expiration of the immediately preceding financial year	Yes ☐ No ☐

The following Intellectual Property was registered after the Effective Date (if no registrations, state “None”)

The following legal actions are pending (if none state “None”)

The following are the exceptions with respect to the certification above:  (If no exceptions exist, state “No exceptions to note.”)

AFFIMED GMBH	BANK USE ONLY

By:	Received by:

Name:		AUTHORISED SIGNER

Title:	Date:

Verified:

AUTHORISED SIGNER

Date:

Compliance Status: Yes ☐ No ☐

AFFIMED N.V.	BANK USE ONLY

By:	Received by:

Name:		AUTHORISED SIGNER

Title:	Date

Verified:

AUTHORISED SIGNER

Date:

Compliance Status: Yes ☐ No ☐

EXHIBIT C

CLIENT PAYMENT INSTRUCTIONS

EXHIBIT D

LITIGATION DISCLOSURES

none